UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A

_____________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OPTIMIZERX CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders

Date and Time

Wednesday, June 5, 2024, at 10:00 a.m. (EDT)

Meeting Access

Live Audio Webcast: https://meetnow.global/MYZ6PN9

Record Date

April 11, 2024

Items of Business

•        Proposal 1: Election of six directors, as described in the accompanying proxy statement.

•        Proposal 2: Advisory approval of the compensation of OptimizeRx’s named executive officers.

YOUR VOTE IS IMPORTANT

visiting **www.investorvote.com/oprx**

mailing your signed proxy card or voting instruction form

calling 1-800-652-VOTE (8683)

•        Proposal 3: Amendment to OptimizeRx Corporation 2021 Equity Incentive Plan to increase the aggregate number of shares of common stock available for awards by 1,950,000 shares to 4,450,000 shares.

•        Proposal 4: Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the 2024 fiscal year.

•        Consideration of any other business properly brought before the annual meeting.

This year’s annual meeting will be a virtual meeting conducted via live webcast. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. Additional information regarding attending the annual meeting, voting your shares and submitting questions in advance of the annual meeting can be found in the proxy statement.

Eligibility to Vote

Only stockholders of record, as of the close of business on April 11, 2024, are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

This Notice of Annual Meeting of Stockholders, the proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is not a part of the proxy solicitation materials, are being distributed and made available to our stockholders on or about April 29, 2024.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors
/s/ Lynn O’Connor Vos
Lynn O’Connor Vos
Waltham, MA	Chairperson
April 29, 2024

This Notice of Annual Meeting of Stockholders, the proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://www.edocumentview.com/OPRX.

Page
PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	2
PROPOSAL NO. 1 ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	10
DIRECTOR NOMINATION PROCESS	19
DIRECTOR COMPENSATION	21
EXECUTIVE COMPENSATION	23
PAY VERSUS PERFORMANCE	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	39
INFORMATION REGARDING SECURITY HOLDERS	40
PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT TO THE OPTIMIZERX CORPORATION 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS BY 1,950,000 SHARES	43
PROPOSAL NO. 4 RATIFICATION OF UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEE INFORMATION	53
PRE-APPROVAL POLICIES AND PROCEDURES	54
REPORT OF THE AUDIT COMMITTEE	55
STOCKHOLDER PROPOSALS	56
OTHER MATTERS	57
HOUSEHOLDING	57

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “OptimizeRx,” “we,” “us,” and “our” refer to OptimizeRx Corporation, a Nevada company. This proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are being distributed and made available to our stockholders on or about April 29, 2024. Our principal executive offices are located at 260 Charles Street, Suite 302, Waltham, MA 02453.

Annual Meeting Information

Date and Time:	June 5, 2024 at 10:00 a.m., Eastern Daylight Time
Meeting Access:	Live Audio Webcast: https://meetnow.global/MYZ6PN9
Record Date:	April 11, 2024
Voting:	Stockholders have one vote per share on all matters presented at the annual meeting

This year’s annual meeting will be a virtual meeting. You will be able to attend the annual meeting and vote your shares electronically during the meeting by visiting https://meetnow.global/MYZ6PN9. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. You may submit questions in advance of the meeting via the internet at https://meetnow.global/MYZ6PN9. You can submit a question up to 11:59 p.m. EDT on June 4, 2024. Please see “Questions and Answers About the Annual Meeting” for more information regarding the annual meeting.

Even if you plan to attend the virtual annual meeting, please vote in advance so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of six directors	FOR each Director Nominee	6
Advisory approval of the compensation of OptimizeRx’s named executive officers	FOR	39
Amendment to OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”) to increase the aggregate number of shares of common stock available for awards by 1,950,000 shares	FOR	43
Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the 2024 fiscal year	FOR	52

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This proxy statement, form of proxy, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (which is not a part of the proxy solicitation materials) are being distributed and made available to our stockholders starting on or about April 29, 2024. We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2024 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting.

When and where will the annual meeting be held?

The annual meeting will be held in virtual format only through a live video webcast.

Date:	Wednesday, June 5, 2024 at
Time:	10:00 a.m., Eastern Daylight Time
Location:	Live Audio Webcast: https://meetnow.global/MYZ6PN9

Who is entitled to vote at the annual meeting?

Holders of OptimizeRx common stock at the close of business on April 11, 2024, are entitled to receive the Notice of Annual Meeting and proxy statement and to vote their shares at the annual meeting. As of that date, there were 18,183,914 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What constitutes a quorum for the annual meeting?

The holders of at least a majority of the voting power of the Company’s capital stock, present in person or by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.

How can I attend the annual meeting?

Stockholders of Record

To attend and vote at the annual meeting, visit https://meetnow.global/MYZ6PN9 and enter the 15-digit control number included on your proxy card.

Beneficial Owners

If you hold your shares through a bank, broker or other nominee and your bank, broker or other nominee does not require registration prior to the annual meeting in order for you to attend and vote at the annual meeting, visit https://meetnow.global/MYZ6PN9 and enter the 15-digit control number included on the voting instructions included with your proxy materials. Beneficial owners should check with their broker, bank or other nominee through which they hold their shares to confirm whether it is necessary to register in advance of the annual meeting. If registration is required, please see “How Do Beneficial Owners Register in Advance of the Annual Meeting?” below.

Guests

If you do not have a 15-digit control number, you may also visit https://meetnow.global/MYZ6PN9 and log in as a guest. You will not be able to vote your shares during the virtual annual meeting if you participate as a guest.

General

The virtual annual meeting will begin promptly at 10:00 a.m. (EDT) on Wednesday, June 5, 2024. You may log in beginning at 9:30 a.m. (EDT). We encourage you to access the meeting prior to the start time.

We encourage you to access the virtual annual meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual annual meeting, and to allow sufficient time to check in. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the annual meeting. While there is no fee to attend the virtual annual meeting, you may incur data or other fees imposed by your Internet or wireless carrier.

The recording, reproduction or distribution of the virtual annual meeting, or any portion thereof, is strictly prohibited.

What if I am having technical difficulties?

Beginning at 9:30 a.m. (EDT) on the day of the annual meeting and through the conclusion of the annual meeting, our support team will be ready to assist stockholders with any technical difficulties accessing and participating in the annual meeting. Should you require assistance, please call the support team within the U.S., U.S. territories & Canada: +1-888-724-2416 or outside of the U.S., U.S. territories & Canada:+1-781-575-2748.

How do I submit a question for the annual meeting?

You may submit questions via the meeting website. See instructions below. The deadline to submit questions in advance is 11:59 p.m. EDT on June 4, 2024.

•        Stockholders of Record: Stockholders of record can submit questions electronically via the meeting website. Please visit https://meetnow.global/MYZ6PN9 and enter the 15-digit control number included on your proxy card included with your proxy materials when prompted and follow the instructions on-screen.

•        Beneficial Owners: To submit a question in advance of the annual meeting, using the meeting website, beneficial owners must register in advance of the annual meeting. See “How Do Beneficial Owners Register in Advance of the Annual Meeting?” above.

How do beneficial owners register in advance of the annual meeting?

While we expect the vast majority of beneficial owners will be able to attend the annual meeting and vote their shares using the control number received with their proxy materials, as described above, we recommend that beneficial owners confirm this ability with the broker, bank or other nominee through which they hold their shares. If your broker, bank or other nominee does not provide for the ability to access the annual meeting using the control number found on the voting instructions included with your proxy materials, you will be required to request a legal proxy from your broker, bank or other nominee to register in advance of the annual meeting to participate in the annual meeting.

To register, you must submit proof of your proxy power (legal proxy) reflecting your ownership of OptimizeRx common stock, which can be obtained from your broker, bank or other nominee, and your email address. Requests for registration should be directed to Computershare and be received no later than 5:00 p.m., EDT, on May 30, 2024 at the following:

•        By e-mail: Forward an image of your legal proxy to legalproxy@computershare.com along with your name and email address. Requests for registration must be labeled as “Legal Proxy”; or

•       By mail: Computershare, OptimizeRx Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001.

You will receive a confirmation email from Computershare of your registration and a new control number, which will be 15-digits, which will allow you to attend and vote your shares at the meeting and submit questions in advance of the annual meeting.

If you have already voted your shares and then request a legal proxy, your original vote will be invalidated and you will be required to vote your shares again.

How do I vote if I am a stockholder of record?

How do I vote if I am a beneficial owner of shares?

If you are a “beneficial owner,” also known as a “street name” holder (meaning that you hold your shares of our common stock through a broker, bank or other financial institution), your broker, bank or financial institution will ask you how you wish to have your shares voted. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. We, therefore, recommend that you follow the voting instructions in the proxy materials you receive.

If you hold your shares through a bank, broker or other nominee, and your a bank, broker or other nominee does not require registration prior to the annual meeting, you can visit https://meetnow.global/MYZ6PN9 to vote your shares during the virtual annual meeting. If your bank, broker or other nominee requires registration prior to the annual meeting, see “How Do Beneficial Owners Register in Advance of the Annual Meeting?” in order to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and any of the other matters to be considered at the annual meeting (except on the ratification of the appointment of UHY as auditors for 2024) unless you provide specific instructions. Accordingly, your shares will only be voted on Proposals 1, 2 and 3 if you give instructions to your broker, bank or financial institution.

Can I revoke my proxy or change my vote after I vote by proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•        giving written notice to our Corporate Secretary;

•        delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•        voting during the live webcast of the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 4 is a routine matter.

PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS (or the withholding of authority)	EFFECT OF BROKER NON-VOTES
1	Election of six directors	Plurality – the six director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2	Advisory approval of the compensation of OptimizeRx’s named executive officers	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
3	Amendment to OptimizeRx Corporation 2021 Equity Incentive Plan to increase the aggregate number of shares of common stock available for awards by 1,950,000 shares to 4,450,000 shares	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
4	Ratification of the appointment of independent auditor	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No broker non-votes; shares are voted by brokers in their discretion

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “for” each of the nominees with respect to Proposal 1, “for” Proposals 2, 3 and 4, and in the discretion of the appointed proxies named on the proxy card with respect to any other business properly brought before the annual meeting.

Who will pay for the cost of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses. Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in the solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.

Could other matters be decided at the annual meeting?

We are not aware of any other matters that will be presented and voted upon at the annual meeting. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the annual meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws provide that our business shall be managed by or under the direction of a board of directors of not less than three nor more than seven directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of seven directors. Pursuant to our bylaws, the Board has fixed the number of directors at six, as of the adjournment of the annual meeting.

There are six nominees for election to the Board at the annual meeting. Each of the six nominees, if elected, will hold office for a term that expires at the next annual stockholders’ meeting. Each director shall hold office for the term for which the director was elected and until the director’s successor is elected and qualified or until the director’s earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the annual meeting: William J. Febbo, Lynn O’Connor Vos, James Lang, Patrick Spangler, Gregory D. Wasson and Catherine Klema. The Board did not nominate Gus Halas for re-election and his term will expire at the conclusion of the annual meeting. Each nomination for director was based upon the recommendation of our Nominating and Governance Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:

Name	Age	Position	Director Since
William J. Febbo	55	Chief Executive Officer and Director	2016
Lynn O’Connor Vos	68	Chairperson	2015
James Lang	59	Director	2017
Patrick Spangler	68	Director	2018
Gregory D. Wasson	65	Director	2020
Catherine Klema	65	Director	2024

The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

William J. Febbo

Mr. Febbo joined the Company as Chief Executive Officer and as a director in February 2016. Mr. Febbo founded Plexuus, LLC, a payment processing business for medical professionals in September 2015 and remained its Chairman from September 2015 to December 2020. From April 2007 to September 2015, Mr. Febbo served as Chief Operating Officer of Merriman Holdings, Inc., an investment banking firm, where he assisted with capital raises in the tech, biotech, cleantech, consumer and resources industries. Mr. Febbo was a co-founder of, and from September 2013 to September 2015 served as Chief Executive Officer of, Digital Capital Network, Inc., a transaction platform for institutional and accredited investors. Mr. Febbo was a co-founder of, and from January 1999 to September 2015 was Chief Executive Officer of, MedPanel, LLC, a provider of market intelligence and communications for the pharmaceutical, biomedical, and medical device industries. Since 2017, Mr. Febbo has been a faculty member of the Massachusetts Institute of Technology’s linQ program, which is a collaborative initiative focused on increasing the potential of innovative research to benefit society and the economy. Mr. Febbo currently serves as a director of LifeMD Inc, a publicly traded provider of virtual primary care that offers telemedicine, laboratory and pharmacy services and specialized treatment across more than

200 conditions, and as a director of Augmedix, Inc., a publicly traded provider of automated medical documentation and data services. Previously, Mr. Febbo served as a director of Modular Medical, a publicly traded development stage medical device company focused on the design, development and eventual commercialization of an innovative insulin pump. In addition, Mr. Febbo has been a board member of the United Nations Association of Greater Boston, a resource for the citizens of Greater Boston on the broad agenda of critical global issues addressed by the UN and its agencies, since 2004.

On January 29, 2018, FINRA accepted a Letter of Acceptance, Waiver and Consent (the “Consent”) submitted by William Febbo. Without admitting or denying the findings, Mr. Febbo consented to the sanctions and to the entry of findings that he permitted Merriman Capital, Inc. to conduct a securities business while below its net capital requirement. From August 2012 to October 2015, Mr. Febbo was the Financial and Operations Principal (FinOp) for a registered broker-dealer, Merriman Capital, Inc. (“Merriman”). During certain months while Mr. Febbo was FinOp, FINRA found that certain of Merriman’s net capital filings with FINRA were inaccurate because of the method by which Merriman calculated net capital and that, when corrected, it was retroactively determined that Merriman had operated below its minimum net capital requirements. Mr. Febbo, as FinOp, signed certain of these reports and was thus held responsible. Based on the Consent, in settlement, Mr. Febbo, who was then no longer registered with any broker-dealer, accepted a fine of $5,000, a 10-business day suspension from acting as FinOp for any FINRA member and required to requalify by examination for the Series 27 license before again acting in a FinOp capacity.

Mr. Febbo is qualified to serve on our Board because he brings more than 20 years of experience in building and managing health services and financial businesses. In addition, as the only current management representative on the Board, Mr. Febbo’s leadership of OptimizerRx’s business provides the Board with invaluable insight into the Company’s operations and strategic direction.

Lynn O’Connor Vos

Ms. Vos, Chairperson of OptimizeRx Board of Directors, initially joined the Company as a director in September 2015, representing Grey Healthcare Group, a healthcare advertising and communications company and wholly-owned operating company of WPP plc, when it acquired a minority interest in OptimizeRx as a strategic investor. Since 2017, Ms. Vos has served as an independent director of the Company and, in 2024 was appointed Chairperson of the Company. Since November 2020, Ms. Vos has served as President of VosHealth, LLC, a healthcare consulting firm focused on advising healthcare start-ups and marketing organizations. From August 2021 to March 2022, Ms. Vos served as the interim Chief Executive Officer of Modular Medical, a publicly traded development stage medical device company focused on the design, development, and eventual commercialization of an innovative insulin pump. From October 2017 to November 2020, Ms. Vos served as the President and Chief Executive Officer of the Muscular Dystrophy Association. From October 1994 to September 2017, Ms. Vos served as the Chief Executive Officer of Grey Healthcare Group. Ms. Vos currently serves as the Chairperson of Medisafe, Inc., a medication adherence platform, and as a director of Aspira Women’s Health, Inc., a publicly traded bio-analytical based company focused on the development of gynecologic disease diagnostic tools, and as a director of Modular Medical, and previously served on the boards of nTelos Wireless, a wireless telecommunications company and PCS provider; the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students; and was a founding board member of Multiple Myeloma Research Foundation (MMRF), a pioneering cancer research foundation. Ms. Vos is a founding member of Extraordinary Women on Boards (EWOB).

Ms. Vos is qualified to serve on our Board because of her CEO and Board experience and extensive executive skills in digital marketing, commercialization, and communications in the healthcare industry, as well as her knowledge and experience in corporate diversity, equity, inclusion and belonging (DEI&B) as well as in environmental, social and governance (ESG) matters.

James Lang

Mr. Lang joined the Company as a director in January 2017. Since May 2017, Mr. Lang has served as the Chief Executive Officer of EVERSANA, a leading provider of global commercialization services to the life science industry. Since December 2016, Mr. Lang has also served as an executive advisor to Water Street Healthcare Partners, a strategic private equity firm focused exclusively on building market-leading companies in healthcare. From 2012 to 2016, Mr. Lang served in leadership roles at Decision Resources Group (DRG), a multi-national corporation that provides high value global data solutions, analytics, and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, including as its Chief Executive Officer from 2014 to 2016. From 2006 to 2008, he served as President of IHS Cambridge Energy Research Associates, an international research and consulting firm, which delivered strategic knowledge and independent analysis on energy markets, geopolitics, industry trends, and strategy. From 1989 to 2006, he held various roles at Strategic Decisions Group (SDG), a global strategy consulting firm, including as President and Chief Operating Officer from 2000 to 2006. Mr. Lang is an active private investor in healthcare and has served on several private and public boards. Mr. Lang currently serves as a director of BioVie Inc., a publicly traded clinical-stage company pursuing several solutions, one targeting Alzheimer’s and Parkinson’s and another targeting complications from liver cirrhosis.

Mr. Lang brings more than 30 years of experience in healthcare data, analytic, and technology enabled business services and is qualified to serve on our Board because of his extensive executive skills and background in the healthcare industry.

Patrick Spangler

Mr. Spangler joined the Company as a director in March 2018. Since October 2020, Mr. Spangler has served as Chief Financial Officer of On Target Laboratories, a developer of fluorescent markers to target and illuminate cancer during surgery. From March 2020 to September 2020, Mr. Spangler served as Chief Financial Officer of MHC Software, LLC, a supplier of document automation software to a variety of industries. Prior to MHC, Mr. Spangler served as Chief Financial Officer of VigiLanz Corporation, a digital healthcare intelligence firm, from September 2014 to October 2019; Chief Financial Officer of Healthland Inc., an EHR company serving the critical access hospital market, from August 2012 to August 2014; Senior Vice President and Chief Financial Officer of Epocrates, Inc., then a public company listed on Nasdaq and a point-of-care medical applications provider, from October 2010 to August 2012; Operating Partner and CFO Advisor of Three Fields Capital, a private equity and venture capital investment firm, from April 2010 to October 2010; Chief Financial Officer of HighJump Software, a global provider of supply chain management software, from June 2009 to April 2010; Senior Vice President and Chief Financial Officer of ev3 Inc., then a public company listed on NASDAQ and a global endovascular company focused on identifying and treating peripheral vascular disease, from March 2005 to January 2009; and Executive Vice President and Chief Financial Officer for EMPI Inc., a medical device manufacturer, from July 1997 to March 2005. Prior to joining EMPI Inc., Mr. Spangler served for over eleven years in various senior finance leadership positions at Medtronic, Inc., a publicly traded lobal medical device company, Mr. Spangler currently serves as a director of Lifespace Communities, Inc., which owns and operates 15 CCRCs in eight states and houses more than 5100 residents, and previously served on the board of Urologix, Inc., then a public company and a leader in less invasive in office BPH treatments, from August 2010 to February 2016.

Mr. Spangler has over 35 years of experience in IPOs, mergers and acquisitions, operations and financial management experience in the medical device and health care IT industries. Mr. Spangler is qualified to serve on our Board because of his extensive executive skills and background in the healthcare industry and his finance experience.

Gregory D. Wasson

Mr. Wasson joined the Company as a director in July 2020. From November 2019 to present, Mr. Wasson has been the Executive Chairman of Innovation Associates dba iA., a privately held provider of Pharmacy Intelligence™ and high-volume pharmacy automation to the retail, hospital, government, and mail order pharmacy markets. Since January 2016, Mr. Wasson has served as President and Co-founder of Wasson Enterprise, a family office that partners to build sustainable, high-growth businesses. In January 2015, Mr. Wasson served as President and Chief Executive Officer of Walgreens Boots Alliance, Inc., a global, pharmacy-led health and wellbeing enterprise. Prior to being appointed President and Chief Executive Officer of the combined companies, Walgreens Boots Alliance, Mr. Wasson rose through the ranks through a number of positions of increasing responsibility and executive leadership at Walgreens including, from 2009 to 2015 as its President and Chief Executive Officer, from 2007 to 2009 as its President and Chief Operating Officer, from 2001 to 2006 as the President and Executive Vice President of Walgreen Health Services, from 1999 to 2001 as its Vice President of Store Operations, from 1986 to 1999 as a District Manager, and from 1981 to 1986 as a Pharmacy Technician, Pharmacist and Store Manager. In November 2017, Mr. Wasson co-founded Cooler Screens, Inc., the world’s largest point of sale media platform, transforming retail cooler surfaces into IoT-enabled screens that deliver marketing opportunities and smart merchandising for consumers, retails, and brands and has, since inception, served as its Chairman. Mr. Wasson currently serves on the board of P3 Health Partners Inc., a publicly traded patient-centered and physician-led population health management company, and served as the Chairperson of its predecessor Foresight Acquisition Corp. from 2020 to 2021. Mr. Wasson additionally serves on the boards of the following privately held companies: Truvian, Reliefband, Golden Fleece Beverages, Inc., and Performance Health Systems. Mr. Wasson previously served on the boards of the following publicly traded companies: PNC Financial Services Group, Inc. from July 2015 to October 2018 and Verizon Communications Inc. from February 2013 to October 2018.

On September 28, 2018, the Securities and Exchange Commission (“SEC”) entered an Administrative Order consensually resolving an investigation into forward-looking financial goals and related disclosures by Mr. Wasson’s former employer, Walgreen Co. (“Walgreens”). The Order settled the SEC’s investigation into various allegedly misleading statements made by or on behalf of Walgreens, including statements made by Mr. Wasson and Walgreens’ former Chief Financial Officer (“CFO”), relating to its ability to achieve certain previously stated financial goals associated with its anticipated future merger with Alliance Boots GmbH. Without admitting or denying any of the SEC’s findings, Walgreens, Mr. Wasson and the company’s former CFO each consented to the entry of an SEC order finding that they violated the antifraud provision contained in Section 17(a)(2) of the Securities Act and each agreed to cease and desist from any future violations of Section 17(a)(2) of the Securities Act and to the payment of specified penalties. For his part, Mr. Wasson agreed to pay a civil monetary penalty of $160,000.

Mr. Wasson is qualified to serve on our Board because of his extensive experience as an executive in, and in-depth knowledge of, the healthcare industry.

Catherine Klema

Ms. Klema joined the Company as a director in January 2024. Since establishing Nettleton Advisors LLC in 2001, Ms. Klema has served as President of the healthcare strategic advisory consulting firm. Prior to establishing Nettleton Advisors, Ms. Klema served as Managing Director, Healthcare Investment Banking at SG Cowen Securities and Furman Selz LLC. In 2020, Ms. Klema joined the Board of Managers of Quorum Health, the owner or operator of 12 hospitals in 10 states. Ms. Klema serves as Chair of Quorum’s Board of Managers and Chair of Quorum’s Compensation Committee. In 2020, Ms. Klema also joined the Board of Trustees of Albert Einstein College of Medicine, where she serves as Audit Committee Chair. In 2012, Ms. Klema was appointed to the Board of Trustees for Montefiore Health System, an academic health system consisting of Albert Einstein College of Medicine, 11 hospitals, an extended care facility and home health program, School of Nursing, and primary and specialty care regional network including the largest school health program in the US. Ms. Klema serves as Vice Chair of the Montefiore Health System, Chair of the Montefiore Health System Audit Committee and Co-Chair of the Montefiore Health System Medical Committee. Ms. Klema also served as a Director of Allergan plc, a global pharmaceutical company, from 2004 to 2019, and as a Director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011.

Ms. Klema brings 40 years of experience in healthcare investment, data, analytics, and technology-enabled business services and is qualified to serve on our Board because of her extensive executive skills and background in the healthcare industry.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Our Board believes that sound corporate governance is essential to effective fulfillment of its oversight responsibilities. The Board has adopted Corporate Governance Guidelines to formalize the Company’s governance practices and which serve as a framework within which our Board and its committees operate. You can find a copy of our Corporate Governance Guidelines, along with the charters of our three standing Board committees, our articles of incorporation, bylaws, and our other governance polices, in the governance section of our website at www.optimizerx.com. Some highlights of our corporate governance policies and practices include:

✓   5 of our 6 director nominees are independent

✓   De-classified board structure requiring annual nomination and election of directors

✓   Independent Board chairperson

✓   Independent directors regularly meet in executive session

✓   Board committees composed entirely of independent directors

✓   “Overboarding” limits

✓   Stock ownership guidelines for directors and executive officers

✓   Clawback policy for incentive compensation

✓   Stockholder ability to call a special meeting

✓   Annual stockholder ratification of independent auditors

✓   Policies prohibiting short sales, hedging, margin accounts and pledging

✓   Stockholder ability to remove directors

✓   No stockholder rights plan

Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein.

Director Independence

The Board has determined that each director and director nominee, other than Mr. Febbo, is independent under the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq.

Under applicable SEC and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render such directors not independent.

Each director who served as a member of the Audit, Compensation, and Nominating and Governance Committees during 2023 was, and each current member of the Audit, Compensation, and Nominating and Governance Committees is, an independent director pursuant to all applicable listing standards of Nasdaq. In addition, (i) each director who served as a member of the Audit Committee during 2023 also met, and each current member of the Audit Committee also meets, the additional independence standards for audit committee members established by the SEC, and (ii) each director who served as a member of the Compensation Committee during 2023 also qualified, and each current member of the Compensation Committee also qualifies, as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Board Leadership Structure and Risk Oversight

The Board appoints a Chairperson who may be an officer of the Company if the Board determines that is in the best interests of the Company and its stockholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairperson. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its stockholders at a given time. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of stockholders in light of prevailing circumstances. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Currently, the positions of Chief Executive Officer and Chairperson are held by different persons. Mr. Febbo serves as our Chief Executive Officer. During 2023, Mr. Halas served as our Chairperson. Effective January 24, 2024, Mr. Halas retired from his position as Chairperson and the Board appointed Ms. Vos as Chairperson.

As our Chief Executive Officer, Mr. Febbo is responsible for our day-to-day operations and for executing our long-term strategies. The principal responsibilities of our Chairperson, Ms. Vos, are to manage the operations of the Board and its committees and provide counsel to the Chief Executive Officer on behalf of the Board. The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time.

Each independent director has direct access to our Chairperson and our Chief Executive Officer, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

The Board as a whole is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee. Members of the Company’s senior management team periodically report to the full Board about their areas of responsibility, including any risks, and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.

Diversity

We are dedicated to maintaining an environment where everyone feels valued, and we celebrate both the differences and similarities among our people. We also believe that diversity in all areas, including cultural background, experience and thought, is essential in making our Company stronger.

Our Nominating and Governance Committee and Board seek to achieve a mix of directors that represents a diversity of attributes, background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives and skills, including with respect to differences in customs, culture, international background, thought, generational views, race, gender, ethnicity and specialized professional experience. At least annually and when Board vacancies arise, our Nominating and Governance Committee and Board will review the qualifications, judgment, attributes, background, experiences, perspectives and skills of each director and any director candidate and the interplay of such director’s and director candidate’s qualifications, judgment, attributes, background, experiences, perspectives and skills with the Board as a whole.

In 2021, we committed to the Parity Pledge—pledging to interview and consider at least one qualified female and one underrepresented minority for every open role, Vice President or higher. In April 2022, the Nominating and Governance Committee adopted the Parity Pledge to apply to the selection criteria of future Board members. In 2024, we expanded our Board to seven members and added Catherine Klema who brings 40 years of experience in healthcare investment, data, analytics, and technology-enabled business. In our search for a new board member, the Board fulfilled the Parity Pledge and consciously included diverse candidates in our Board selection process.

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director members bring to the Board. This matrix is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director’s experience, qualifications, skills and attributes are set forth in their biographies.

Board Qualifications, Experience and Diversity Matrix (As of April 29, 2024)
Total Number of Directors: 7
	Vos (Chair)	Halas	Lang	Spangler	Wasson	Klema	Febbo
Skills and Experience
Current/Former Public Company CEO	✓	✓		✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Mergers & Acquisitions/Joint Ventures	✓	✓	✓	✓	✓	✓	✓
Business Operations	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓
Digital Healthcare Technology	✓	✓	✓	✓	✓	✓	✓
Healthcare Industry	✓	✓	✓	✓	✓	✓	✓
Technology/Information Security/Cybersecurity		✓	✓	✓			✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Sales and Marketing	✓	✓	✓				✓
High Level Financial Accounting or Expertise	✓	✓	✓	✓		✓	✓
Executive Compensation	✓	✓	✓	✓	✓	✓	✓
Government & Regulatory		✓	✓	✓
Diversity, Equity, Inclusion & Belonging	✓	✓	✓		✓		✓
Environmental/Sustainability/Climate Change	✓		✓				✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓
Tenure and Independence
Years	9	10	7	6	4	1(1)	8
Independence	✓	✓	✓	✓	✓	✓
Demographic Information
Age	68	73	59	68	65	65	55
Gender
Male		✓	✓	✓	✓		✓
Female	✓					✓
Non-Binary
Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Other Pacific Islander
White	✓	✓	✓	✓	✓	✓	✓
Two or More Races or Ethnicities
LGBTQIA+

____________

(1)     Joined the OptimizeRx Board in January 2024.

Committees of the Board

The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are approved by the Board. The charters of each of our Board committees are available on our website at http://www.optimizerx.com under “Investors—Governance.”

Information regarding current membership in the standing committees, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow.

AUDIT COMMITTEE Current Committee Members:* Patrick Spangler (Chair) Lynn O’Connor Vos Catherine Klema *Gus D. Halas served as a member of the Audit Committee from June 7, 2023 through January 24, 2024.

Responsibilities

•       Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

•       Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

•       Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•       Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

•       Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

•       Review and discuss with management the Company’s earnings press releases

•       Discuss Company policies and practices with respect to risk assessment and risk management

•       Review and discuss the Company’s policies regarding information technology security and protection from cyber risks

•       Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

•       Review related party transactions

The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

The Board has determined that Patrick Spangler qualifies as an “audit committee financial expert” under applicable SEC rules.

Report

The Report of Audit Committee is on page 55 of this proxy statement.

COMPENSATION COMMITTEE

Current Committee Members:*
James Lang (Chair)
Lynn O’Connor Vos
Patrick Spangler
Gregory D. Wasson

*Gus D. Halas served as a member of the Compensation Committee from June 7, 2023 through January 24, 2024.

Responsibilities

•       Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

•       Annually review and approve the compensation of the Company’s other executive officers

•       Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans of the Company

•       Review and approve and, when appropriate, recommend to the Board for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

•       Review, approve and, when appropriate, recommend to the Board for approval, stock ownership guidelines and monitor compliance therewith

•       Review, approve and, when appropriate, recommend to the Board for approval, the creation or revision of any clawback policy and oversee the application thereof

•       Annually review the potential risk to the Company from its compensation policies and practices

•       Oversee submissions to stockholders on executive compensation matters and discuss the results of any stockholder advisory votes on executive compensation

•       Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board for any adjustments

•       Develop and recommend to the Board for approval an executive officer succession plan

The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

NOMINATING AND Governance COMMITTEE

Current Committee Members:*
Catherine Klema (Chair)
Lynn O’Connor Vos
James Lang

*Gus D. Halas served as a member of the Nominating and Governance Committee from June 7, 2023 through January 24, 2024.

Responsibilities

•       Periodically make recommendations to the Board regarding the size and composition of the Board

•       Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board

•       Identify and screen individuals qualified to become members of the Board

•       Review and make recommendations to the full Board whether members of the Board should stand for re-election

•       Recommend to the Board director nominees to fill vacancies

•       Recommend to the Board director nominees for stockholder approval at each annual or any special meeting of stockholders at which one or more directors are to be elected

•       Make recommendations to the Board regarding Board committee memberships

•       Develop and recommend to the Board a set of corporate governance guidelines and oversee the Company’s corporate governance practices

•       Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board

•       Oversee an annual evaluation of the Board and its committees

The responsibilities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Meetings of the Board of Directors and Committees

During fiscal 2023, the Board held ten (10) meetings, the Compensation Committee held eight (8) meetings, the Nominating and Governance Committee held three (3) meetings and the Audit Committee held six (6) meetings. During fiscal 2023, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Stockholders

It is the policy of the Board that, absent sufficient cause, each of our directors is expected to attend our annual meeting of stockholders, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting of stockholders is expected to notify the Chairperson. All, but one, of our directors attended last year’s annual meeting of stockholders.

Communication with the Board of Directors

Stockholders desiring to communicate with the Board, or any individual director, may directly contact such director or directors by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, OptimizeRx Corporation at our principal executive offices: 260 Charles Street, Suite 302, Waltham, MA 02453. In the letter, the stockholder must identify himself, herself, or themselves as a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board.

Director Service on other Public Company Boards

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits OptimizeRx. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the chairperson of the Nominating and Governance Committee and the General Counsel before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units in order to allow the Company to conduct a review for potential conflicts and other issues. Directors are expected to refrain from accepting any such seat if the Board determines such position to be inadvisable and not in the Company’s bests interests.

Our Corporate Governance Guidelines provide that, absent prior approval of the Board:

•        A director who also serves as a CEO, or in an equivalent position, at a public company may not serve on more than two other public company boards; and

•        Other directors may not serve on more than four other public company boards.

All of our directors are in compliance with this policy.

Director Resignation in the Event of a Change in Occupation

Our corporate governance guidelines provide that if a Board member changes the board member’s principal employment, position, or professional role or affiliation following election or re-election to the Board, such director must notify the Nominating and Governance Committee and offer the director’s resignation from the Board. The Nominating and Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept an offer of resignation or request that the director continue to serve on the Board.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers, and employees. Only the Board may grant a waiver of any provision for a director, executive officer, or any other principal financial officer, and any such waiver, or any amendment to the Code, will be promptly disclosed as required at www.optimizerx.com. The Code can be found on the Company’s website at www.optimizerx.com under “Investors—Governance.”

Stock Ownership Requirements

To further align our executive officers’ and directors’ long-term interests with those of stockholders, OptimizeRx adopted stock ownership requirements. Stock ownership requirements for executive officers are based on a multiple of annual base salary, and for non-employee directors are based on a multiple of the annual cash retainer that the Company pays such director for regular service on the Board (not including any cash compensation paid for services as Chairperson, chair of a Board committee, or member of a Board committee) in each case as set forth below.

Position	Multiple of Base Salary or Annual Cash Retainer
CEO	3x
Each of the Other Executive Officers	2x
Non-employee Directors	3x

The stock ownership requirements must be satisfied within five years of the later of (a) the date of hire or promotion as an executive officer or election as a director, and (b) June 22, 2021. Once achieved, the guideline amount must be maintained at the level that pertains to an executive officer’s then-current title for as long as the executive officer is subject to the ownership requirements. Non-employee directors are subject to the ownership requirements for as long as they continue to serve on the Board.

Until an executive officer or director has achieved the applicable guideline amount of share ownership, such individual is required to retain an amount equal to 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards granted by the Company to such individual. Net shares are those shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.

Shares that are counted for purposes of satisfying the ownership requirements include:

•        Shares owned directly by the individual or the individual’s immediate family members residing in the same household;

•        Shares held in a trust for the benefit of the individual or the individual’s immediate family members residing in the same household;

•        Shares owned through savings plans or acquired through a Company sponsored employee stock purchase plan;

•        Unvested time-based restricted stock held by the individual;

•        Shares underlying unvested time-based restricted stock units held by the individual; and

•        Shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.

For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership.

To determine compliance with the stock ownership guideline amounts, a calculation will be made in January of each year based on the current salary or annual retainer and the value of the stock using the average closing price of the Company’s common stock for the prior calendar year.

If an individual who has achieved compliance in any year falls below the applicable guideline amount in any subsequent year due solely to a decline in the value of the Company’s common stock, he or she shall not be found to be noncompliant; however, such individual will be required to retain all shares then held (except for shares sold or withheld to pay any applicable exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of an equity award) until such time as the individual regains compliance with the applicable guideline amount.

As of the date of this proxy statement, all of our directors and named executive officers comply or have additional time in which to comply with these guidelines.

Prohibition against Short Sales, Hedging, Margin Accounts and Pledging

Pursuant to our Insider Trading Policy, we prohibit our directors, officers, and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of OptimizeRx securities. Our Insider Trading Policy also prohibits our directors, officers, and employees from: (i) participating in short sales of OptimizeRx securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to OptimizeRx securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan.

Environmental, Social and Governance Framework

We continue to recognize the importance of making a broad commitment to long-term, sustainable value creation that embraces the larger demands of people and planet. Transparency of our ESG priorities is critical to ensure that we align our corporate goals with the long-term goals of society and to allow our stakeholders to hold us accountable for our progress.

In April 2024, we publicly shared our updated ESG report to highlight our efforts to deliver on the promise of stakeholder capitalism across 21 core metrics across four categories: Governance, Planet, People and Prosperity. Some of our notable ESG highlights reflected in the updated ESG report include:

Governance

•        This year’s ESG Report establishes a trendline from the prior year’s materiality matrix to identify the critical issues affecting our business and stakeholders over time.

•        In January 2024, our Board added Catherine Klema as a Board member and appointed Lynn O’Connor Vos as Chairperson. Both Ms. Klema and Ms. Vos bring valuable industry expertise and diversify the Board’s composition.

Planet

•        In our 2024 ESG Report, we built on the prior year’s review of greenhouse gas emissions resulting from our U.S operations and expanded our analysis by measuring Scope 1 and 2 emissions across all OptimizeRx’s office locations in the United States as well as in Croatia.

•        During 2023, we approved our first environmental policy. A copy may be found at https://investors.optimizerx.com/esg/.

People

•        We continue to provide a supportive and respectful environment for our employees. Understanding that diversity in all areas is essential to bettering a professional environment, we celebrate differences in cultural background, experience, and thought by fostering an inclusive and collaborative atmosphere.

•        In addition to hosting quarterly educational and celebratory events that highlight important dates and socially and culturally significant milestones, or that emphasize key DEI&B topics, such as fostering good mental health, in late 2023, we also announced the launch of affinity groups to encourage employees with similar backgrounds and interests to organically start and collaborate in groups that are of interest to them.

•        We prioritize recruiting, retaining, and incentivizing a highly qualified workforce as the success of OptimizeRx is dependent on the skills, experience, and efforts of our employees.

•        During 2023, we adopted a human rights policy. A copy may be found at https://investors.optimizerx.com/esg/.

Prosperity

•        Innovation remains key to our success as a health technology company.

•        In 2023, we launched our Dynamic Audience Activation Platform (DAAP), an AI-enabled platform that delivers predictive and privacy-safe marketing solutions that connect life sciences, HCPs and patients across the most robust network of personal and clinical platforms.

•        In 2023, we streamlined our business by licensing out our non-core solutions and by acquiring Healthy Offers, Inc. (dba Medicx Health) (the “Merger”).

More information regarding the Company’s ESG program can be found on our website located at www.optimizerx.com under “Investors—Governance.”

DIRECTOR NOMINATION PROCESS

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Nominating and Governance Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director candidate, the Nominating and Governance Committee will review the candidate’s qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Nominating and Governance Committee will also review the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation, tenure and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Nominating and Governance Committee will make a formal recommendation to the full Board as to election or re-election of the candidate.

Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we would pay a fee), stockholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.

Director Qualifications & Board Diversity

The Nominating and Governance Committee and the Board seek to achieve a mix of directors that represents a diversity of attributes, background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives and skills, including with respect to differences in customs, culture, international background, thought, generational views, race, gender, ethnicity, and specialized professional experience.

To be nominated for director, a director candidate must be a natural person at least twenty-one (21) years of age. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors including capability, experience, diversity (including diversity with respect to race, gender, national origin and ethnicity), skills, expertise, dedication, conflicts of interest, independence from the Company’s management and such other relevant factors that may be appropriate in the context of the needs of the Board.

The Board evaluates each individual, whether an incumbent director or a director candidate, based on their qualifications, judgment, attributes, background, experiences, perspectives and skills in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. Accordingly, the Nominating and Governance Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•        experience as a chief executive officer, president or a principal officer of another company;

•        senior-level experience in the healthcare industry or with companies that have similar business models;

•        experience with health information technology; and

•       strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations, strategic planning, and mergers and acquisitions.

In April 2022, the Nominating and Governance Committee agreed to extend the Parity Pledge to the Board nomination process—to interview and consider at least one qualified person who self-identifies as female and one who self-identifies as an underrepresented minority—when considering candidates for all open Board seats.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

Stockholder Recommendations for Director Nominees

Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453, Attn: Corporate Secretary. The recommendation must include the same information that would be required for a candidate to be nominated by a stockholder at a meeting of stockholders as described under “Stockholder Proposals” on page 56. Candidates who are recommended by stockholders, as opposed to nominated, will receive the same consideration as other proposed candidates.

Director Candidates Nominated by Stockholders

Stockholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our bylaws, which include notifying the secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain all of the information required in our bylaws (which, if applicable, includes information required by Rule 14a-19). Based on this year’s annual meeting date of June 5, 2024, a notice will be considered timely for the 2025 Annual Meeting of Stockholders if the secretary of our Company receives it not earlier than the close of business on February 5, 2025 and not later than the close of business on March 7, 2025. See “Stockholder Proposals” on page 56 for additional information.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each of our non-employee directors who served on our Board during the fiscal year ended December 31, 2023. Mr. Febbo, our Chief Executive Officer, received no compensation for his service as a director, and is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gus D. Halas	99,000	150,010	249,010
James Lang	54,000	150,010	204,010
Patrick Spangler	65,000	150,010	215,010
Lynn O’Connor Vos	58,000	150,010	208,010
Gregory D. Wasson	45,000	150,010	195,010
Catherine Klema(2)	—	—	—

____________

(1)     For each of our non-employee directors, the amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during fiscal 2023. We calculated the estimated fair value of the stock awards issued to our non-employee directors using the closing price per share of our common stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, the aggregate number of unvested restricted stock units held by each of our non-employee directors was as follows: Gus D. Halas–10,061; James Lang–10,061; Patrick Spangler–10,061; Lynn O’Connor Vos–10,061; Gregory D. Wasson–10,061; Catherine Klema–0.

(2)     Ms. Klema was appointed to serve as a director of the Company in January 2024. Accordingly, she received no compensation from the Company during 2023.

Narrative Disclosure to the Director Compensation Table

2023 Director Compensation Program.    Our director compensation program is designed to provide competitive compensation to attract and retain high-quality non-employee directors. Directors that are also employees of our Company do not receive additional compensation for serving on the Board. Our Compensation Committee periodically reviews and makes recommendations to the Board regarding director compensation. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants.

During 2022, the Compensation Committee asked Pearl Meyer & Partners, LLC, an independent compensation consultant (“Pearl Meyer”), to provide a competitive analysis of the compensation we provide to our directors. As a result of that review and the Compensation Committee’s discussion, changes were made to our non-employee director compensation program in 2022. Other than the issuing a single grant of restricted stock units with a grant date value of approximately $150,000 (rather than issuing two grants of restricted stock units with an aggregate grant date value of approximately $150,000), no additional changes were made to our non-employee director compensation program for 2023. Accordingly, our non-employee director compensation program in fiscal 2023 included the following components:

•        an annual cash retainer of $40,000;

•        an annual equity grant with a grant date value of approximately $150,000;

•        an additional annual cash retainer of $40,000 for the Chairman of the Board;

•        an additional annual cash retainer of $20,000 for the Audit Committee Chair;

•        an additional annual cash retainer of $10,000 for each Audit Committee Member;

•        an additional annual cash retainer of $10,000 for the Compensation Committee Chair;

•       an additional annual cash retainer of $5,000 for each Compensation Committee Member;

•        an additional annual cash retainer of $8,000 for the Nominating & Governance Committee Chair; and

•        an additional annual cash retainer of $4,000 for each Nominating & Governance Committee Member.

Our non-employee director compensation program is subject to an annual aggregate limit on compensation, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $750,000, with a $1,000,000 limit as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.

EXECUTIVE COMPENSATION

Background

The Compensation Committee of our Board of Directors administers our compensation program for executive officers. The Company’s compensation philosophy is to provide compensation that will attract, motivate, retain and reward high-performing executive talent and foster a pay-for-performance philosophy by tying a significant portion of pay to the Company’s performance. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business objectives and strategies.

Our executive officers named in the Summary Compensation Table below are referred to herein as the “named executive officers.” These named executive officers are:

•        William J. Febbo, Chief Executive Officer

•        Edward Stelmakh, Chief Financial Officer & Chief Operations Officer

•        Stephen L. Silvestro, President (beginning October 24, 2023); Former Chief Commercial Officer (April 29, 2019 through October 24, 2023)

Elements of Executive Compensation

Individual compensation packages include both fixed and variable components and vary depending on the executive’s level, nature of responsibilities, growth potential, performance, tenure, and internal pay equity. The main elements of our 2023 executive compensation program are outlined in the table below.

Compensation Element	Purpose
Base Salary

•   Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success

Annual Incentives

•   Aligns officers’ efforts with the near-term corporate goals of the Company through competitive annual incentive opportunities

•   Rewards achievement of qualitative or quantitative performance measures

•   The amount earned will vary relative to the targeted level based on our actual results and/or the individual’s performance

Discretionary Cash Bonuses

•   To reward an executive for significant contributions to the Company or when the executive has performed at a level above what was expected, or other similar circumstances

•   A discretionary bonus may also be used to attract a new hire

Long-Term Equity Incentive Compensation

•   Aligns executives’ interests with the long-term interests of our stockholders

•   Motivates and rewards the achievement for stock price growth

•   Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value

Benefits

•   Promotes health and wellness

•   Provides financial protection in the event of disability or death

•   Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through matches to executives’ retirement savings

We believe these compensation elements are consistent with relevant competitive market practices.

Executive Compensation Processes

Role of Committee and Management.    In reviewing each executive officer’s compensation terms, the Compensation Committee considers relevant factors including the nature and scope of the executive officer’s role and responsibilities, leadership and management experience, individual contributions, Company performance, market compensation levels, retention considerations, the terms of the executive officer’s employment agreement, tenure, prior compensation and internal pay equity.

Executives do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. The Compensation Committee’s independent compensation consultant assists the Compensation Committee in determining named executive officer compensation by providing data, analyses and recommendations. In addition, the Company’s Chief Executive Officer presents individual pay recommendations to the Compensation Committee for the other executive officers. Following such review, the Compensation Committee approves the compensation terms for all executive officers.

Role of Compensation Consultants.    The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive officer and director compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee.

The Compensation Committee engaged Pearl Meyer in 2022 to provide market and peer group data, as well as advice on the components of executive officer compensation. In 2023, the Compensation Committee conferred with Pearl Meyer regarding equity compensation matters. The Compensation Committee assessed the independence of Pearl Meyer pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Pearl Meyer (i) did not have any relationships with the Company, our executive officers or our Committee members that would impair its independence, and (ii) does not provide any services to the Company other than advice to the Compensation Committee regarding executive officer and director compensation and our equity compensation plan, and concluded that Pearl Meyer is free from conflicts of interest and is independent.

Competitive Market Pay Information

Our Compensation Committee reviews competitive market data to ensure that our executive compensation program offers competitive compensation opportunities. The primary frame of reference for market-based analysis is a peer group of comparable public companies collectively reviewed by the Compensation Committee and Pearl Meyer, and ultimately selected by the Compensation Committee, using a balanced approach that focuses on companies of similar size (revenue, market capitalization and/or valuation) and in the same or adjacent sectors (health care technology/software). As needed, the Compensation Committee may reference published market survey data as an additional reference point. The peer group for setting 2022 compensation decisions consisted of the following companies:

CareCloud, Inc.	iCAD, Inc.	ShotSpotter, Inc.
Castlight Health, Inc.	Ideanomics, Inc.	Simulations Plus, Inc.
Computer Programs and Systems, Inc.	Intelligent Systems Corporation	Smith Micro Software, Inc.
Evolent Health, Inc.	NantHealth, Inc.	Tabula Rasa HealthCare, Inc.
Health Catalyst, Inc.	Phreesia, Inc.	Vocera Communications, Inc.
HealthStream, Inc.

The Compensation Committee believes that the compensation data related to companies in our peer group and compensation survey data constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

The Compensation Committee relied on this 2022 competitive market data in setting 2023 compensation for our named executive officers.

Annual Cash Compensation

Base Salary.    Base salaries are an important element of compensation and provide our executive officers with a base level of income. Generally, base salaries of our executive officers are set upon hire or promotion and are annually set at levels that we determine adequately reward and retain capable executives. In determining base pay, our Compensation Committee considers the responsibilities associated with each executive officer’s respective position, experience, individual performance, base salary competitiveness (externally and internally), and, for executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The 2023 approved annual salaries for our named executive officers were as follows:

Name	Base Salary ($)
William J. Febbo	450,000
Edward Stelmakh	425,000
Stephen L. Silvestro	385,000(1)

____________

(1)     In connection with the Merger, Mr. Silvestro was appointed President on October 24, 2023 and his base salary was increased to $400,00 per annum.

Annual Incentive Awards.    All of our named executive officers were participants in the OptimizeRx Corporation 2022 Cash Bonus Plan, or the “Cash Bonus Plan” during 2023. The Cash Bonus Plan was adopted in February 2022 by the Compensation Committee. The purpose of the Cash Bonus Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Cash Bonus Plan is administered by the Compensation Committee. The Compensation Committee has the power to grant awards under the Cash Bonus Plan, to determine the amount of cash to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee.

Each participant in the Cash Bonus Plan is entitled to receive payment of the award only after certification by the Compensation Committee that the targets associated with the award have been satisfied. The Compensation Committee meets and certifies the results prior to March 15th of each fiscal year. Final payments with respect to awards vary based on the level of achievement measured against the pre-determined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The annual cash bonus for 2023 under the Cash Bonus Plan for all of our named executive officers was based on (i) a revenue goal, and (ii) an Adjusted EBITDA goal. Each performance goal was assigned a weighting—75% for revenue, and 25% for Adjusted EBITDA. For purposes of the 2023 bonus awards, we defined EBITDA as net income (loss), as determined under GAAP, before interest, taxes, depreciation and amortization and Adjusted EBITDA as EBITDA further adjusted to exclude stock-based compensation. In addition, the Compensation Committee, at its discretion, may eliminate (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; (v) expenses incurred in connection with a merger, acquisition or similar transaction; or (vi) such other effects that the Committee may approve to be eliminated. In 2023, the Compensation Committee eliminated asset impairment charges, severance charges, income related to the sale of certain customer contract assets and liabilities related to the Company’s access and patient engagement technologies, and acquisition/transaction expenses.

For 2023, our Compensation Committee set threshold, target, and maximum performance-based cash bonus award levels based on our annual operating budget. There would be no annual performance-based cash bonus payout under the Cash Bonus Plan with respect to any Company performance metric for which actual Company performance did not meet the threshold level. Payout at threshold would be at

50% of target. Achievement between specified Company performance levels would result in a payout based on linear interpolation. In addition, the annual performance-based cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award level for each of our named executive officers. The Company performance metrics operate independently.

Each named executive officer’s target annual incentive opportunity is based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. For 2023, the Compensation Committee set the target performance-based cash awards, as a percentage of base salary, for each of our named executive officers as follows:

Name	Target (% of Base Salary)
William J. Febbo	100%
Edward Stelmakh	50%
Stephen L. Silvestro(1)	60%

____________

(1)     Mr. Silvestro’s target is based on a base salary of $387,500 which amount is based on 10 months of a $385,000 base salary and two months of a $400,000 base salary in 2023.

Due to the delay in our 2023 audit, the Compensation Committee utilized preliminary, unaudited financial results to determine whether the performance measures had been achieved. The Company’s preliminary, unaudited revenue exceeded the performance goal target; however, performance goal threshold for Adjusted EBITDA was not met.

For 2023, based on the preliminary, unaudited revenue results, the Compensation Committee determined that $337,500, $159,375, and $174,375 were payable to each of Messrs. Febbo, Stelmakh and Silvestro, respectively, pursuant to the Cash Bonus Plan. Adjusted EBITDA results were below threshold and no payout was made to any of the named executive officers based on the Adjusted EBITDA performance measure.

The Compensation Committee determined to pay half of such bonus amounts in cash and half in equity. The equity portion was issued in the form of restricted stock units pursuant to the 2021 Equity Plan. The number of shares issued to each named executive officer was determined by dividing the cash value of the bonus earned by such named executive officer by the Company’s trailing 24-day average closing stock price as of the grant date, February 15, 2024. Such annual bonuses were paid in the first quarter of 2024.

Discretionary Cash Bonuses.    In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus may be used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, the quality of the executive’s work, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. The Compensation Committee believes that it is important to have the flexibility to grant discretionary awards if the Company does not achieve one or more specific financial metrics in the event that the Compensation Committee determines that management’s overall performance during the year otherwise merits recognition. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. In February 2024, the Compensation Committee approved discretionary bonuses for each of the named executive officers in recognition of the officer’s individual performance and contributions towards the Company’s annual and long-term strategic objectives not reflected in the Company’s Cash Bonus Plan, including the work they performed in connection with the Merger, as follows: Mr. Febbo ($112,500), Mr. Stelmakh ($53,125) and Mr. Silvestro ($58,125). The Compensation Committee determined to pay half of such bonus amounts in cash and half in equity. The equity portion was issued in the form of restricted stock units pursuant to the 2021 Equity Plan. The number of shares issued to each named executive officer was determined by dividing the cash value of bonus awarded to such named executive officer by the Company’s trailing 24-day average closing stock price as of the grant date, February 15, 2024. Such annual bonuses were paid in the first quarter of 2024.

Equity Awards

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in an increasingly competitive market.

Long-term incentive awards are granted to our executive officers under the 2021 Equity Plan. As with other elements of compensation, in issuing equity awards, the Compensation Committee takes into consideration individual performance and experience of each executive, internal pay equity, expected future contributions of each executive, historical compensation levels and peer comparisons.

We provide our executive officers with long-term incentive awards in the form of stock options and grants of restricted stock units (RSUs). Stock options are a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our common stock appreciates over the stock option term. RSU awards provide a return based on the market price of our common stock; if our share price declines, RSU awards correspondingly decline in value but still maintain value, and therefore, a mix of RSU awards and stock options aligns executive officers’ interests with those of stockholders by minimizing incentive for short-term risk-taking at the expense of realizing long-term value. The time-based element of such equity awards also serves as an incentive for continued employment.

On April 18, 2023, Mr. Febbo forfeited the performance-based RSU award which was granted to him in October 2021 (the “2021 Febbo Grant”). The 2021 Febbo Grant had an aggregate grant date value equal to $12.5 million, which RSUs were to be earned over a five-year period in three tranches with each one-third portion earned when the stock price exceeded pre-established stock price milestones. The 2021 Febbo Grant had been expected to be Mr. Febbo’s equity award from the Company for a five year period (in lieu of any additional annual grants); however, the Compensation Committee could in its sole discretion reconsider additional grants. In light of Mr. Febbo’s forfeiture of the 2021 Febbo Grant, the Compensation Committee granted Mr. Febbo a grant of stock options and RSUs with an aggregate grant date value of $2.5 million (50% in options and 50% in RSUs).

In December 2023, the Compensation Committee granted Messrs. Stelmakh and Silvestro a mix of stock options and RSU awards. The purpose of these awards was to recognize and reward high performance and to promote retention.

All stock option and RSU awards granted in 2023 vest in three equal annual installments beginning on the first anniversary of the date of grant.

The table below shows the number of RSUs and stock options awarded to each of our named executive officers during 2023.

Name	Grant Date	Number of RSUs Granted	Number of Options Granted
William J. Febbo	April 18, 2023	86,685	161,698
Edward Stelmakh	December 19, 2023	15,711	15,711
Stephen L. Silvestro	December 19, 2023	19,639	19,639

As discussed above, a portion of the bonus (i) earned by each named executive officer pursuant to the Cash Bonus Plan and (ii) awarded to each named executive officer as a discretionary bonus, was paid to such named executive officers in equity. Accordingly, on February 15, 2024 the Compensation Committee granted RSUs to each named executive officer as follows: Mr. Febbo (15,000), Mr. Stelmakh (7,083) and Mr. Silvestro (7,750).

Employment Agreements in Effect During 2023

William J. Febbo.    Mr. Febbo joined the Company as Chief Executive Officer on February 22, 2016. On February 25, 2019, we entered into an amended employment agreement with Mr. Febbo, which was further amended as of March 2020, September 2020 and September 2021. Mr. Febbo’s employment agreement, as amended, is referred to as the “Febbo Agreement” and the material terms of this agreement are summarized below. The Febbo Agreement provides for at-will employment and does not have a specific term. Pursuant to the Febbo Agreement, Mr. Febbo’s annual base salary was set at $450,000. Mr. Febbo’s total compensation, including his base salary, will be reviewed by the Compensation Committee annually and adjusted at its discretion. The Febbo Agreement also provides that Mr. Febbo is eligible to participate in (i) the Company’s executive bonus plan, with a target bonus of 100% of his annual salary, and (ii) the Company’s health and welfare benefit programs and other benefit programs for which other Company employees are generally eligible. The Febbo Agreement also calls for (x) Mr. Febbo to be reimbursed $4,000 per year for a separate term life insurance policy, and (y) the issuance of the 2021 Febbo Grant.

Additionally, the Febbo Agreement contains provisions that provide for the following payments upon termination of employment as a result of death, disability, without “cause,” or for “good reason”: (i) a lump sum payment in an amount equal to twelve months of his then applicable base pay, (ii) an amount equal to his annual target bonus based on his then applicable base pay, and (iii) twelve months of Company provided benefits, including health, dental, vision, life, and disability, as well as Company retirement plan contributions. In the event of a “change in control” of the Company, Mr. Febbo will receive (i) eighteen months of his then applicable base pay, (ii) an amount equal to his target bonus associated with such final base pay, calculated as 1.5 times the annual target amount, (iii) eighteen months of Company provided benefits including health, dental, vision, life, and disability insurance, as well as Company retirement plan contributions, and (iv) if the Company’s equity awards are assumed in the change in control, accelerated vesting of his unvested stock options. Mr. Febbo’s employment agreement further provides that in the event that there is an excise tax imposed with respect to any payment described above or pursuant to any other plan, arrangement or agreement as a result of or in connection with a change of control or termination, Mr. Febbo will be paid an additional tax gross-up payment to offset the effect of the excise tax. The Febbo Agreement also includes standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

On March 8, 2023, the Company entered into a fourth addendum to the Febbo Agreement (the “Fourth Addendum”) to provide that if three months prior to, or 24 months following, a Change in Control, Mr. Febbo is terminated without Cause or resigns for Good Reason, in addition to other amounts payable to Mr. Febbo pursuant to the Febbo Agreement, Mr. Febbo will be paid a lump sum payment equal to 4.0 times his then current base salary. Terms not otherwise defined herein have the meanings assigned to them in the Fourth Addendum.

The Company and Mr. Febbo entered into an amended and restated employment letter agreement in April 2024 to, among other things, eliminate the single trigger cash severance which was payable to Mr. Febbo in connection with a change in control and remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Febbo under the Febbo Agreement, see “—Post-2023 Compensation Actions—Will Febbo’s Employment Agreement.” Mr. Febbo’s severance and/or change in control benefits are no longer set forth in his employment agreement and are now set forth in full in the Amended Severance Plan (as defined below), see “—Post-2023 Compensation Actions—Amended Executive Severance Plan.”

Edward Stelmakh.    Mr. Stelmakh joined the Company as Chief Financial Officer & Chief Operations Officer on October 11, 2021. In connection with Mr. Stelmakh’s appointment as Chief Financial Officer & Chief Operations Officer, the Company entered into an offer letter with Mr. Stelmakh. The offer letter provides that Mr. Stelmakh’s employment will be on an at-will basis and provides Mr. Stelmakh an annual base salary of $425,000. Mr. Stelmakh’s annual compensation will be reviewed by the Compensation Committee annually and adjusted at its discretion. In addition, the offer letter provides that Mr. Stelmakh will: (i) be eligible to participate in the Company’s executive bonus plan, with a target annual bonus equal to 50% of his base salary; (ii) receive a one-time equity grant valued at $3.0 million on the grant date; (iii) be eligible to participate in the Company’s annual equity grant program; and (iv) be entitled to participate in various Company benefit programs offered to employees and be eligible to participate in the Company’s flexible paid time off policy. Mr. Stelmakh’s offer letter also provides that if his employment is terminated without cause, Mr. Stelmakh will receive, as severance pay, twelve months of his then applicable base salary. In addition, assuming Mr. Stelmakh makes a timely election to continue his medical and dental insurance benefits pursuant to COBRA, medical, dental and vision insurance will be available to Mr. Stelmakh for the twelve month period following termination (until he obtains alternative health insurance) to the same extent that such insurance is provided to persons who are employed by the Company, including the Company’s payment of the employer portion of premiums, and Mr. Stelmakh’s contribution to premiums, the latter of which will be deducted from the severance pay. The Company’s obligation to pay or to provide the above benefits are conditioned on Mr. Stelmakh executing a waiver and release in favor of the Company. The agreement also includes standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

In February 2024, the Compensation Committee approved an increase to Mr. Stelmakh’s bonus target, see “—Post-2023 Compensation Actions—Edward Stelmakh’s Bonus Target.”

Stephen Silvestro.    Mr. Silvestro joined the Company as Chief Commercial Officer on April 29, 2019. On March 18, 2019, we entered into an employment agreement with Mr. Silvestro, which was further amended in March 2020, January 2021, and February 2022. Mr. Silvestro’s employment agreement, as amended, is referred to as the “Silvestro Agreement” and the material terms of this agreement are summarized below. The Silvestro Agreement provides for at-will employment and does not have a specific term. Pursuant to the Silvestro Agreement, Mr. Silvestro’s annual base salary was set at $350,000, with such base salary subject to increase but not decrease from time to time by the Compensation Committee. In connection with the Merger, Mr. Silvestro was appointed President on October 24, 2023 and his base salary was increased to $400,00 per annum. In addition, the Silvestro Agreement provides that Mr. Silvestro (i) shall be eligible to receive annual cash bonuses under the Company’s 2022 Cash Plan/or any other cash incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion, and (ii) may receive grants of awards under the Company’s 2021 Equity Plan and/or any other equity-related incentive plan maintained by the Company, as determined by the Compensation Committee in its sole discretion. The Silvestro Agreement also provides that Mr. Silvestro is eligible to participate in various Company benefit programs generally offered to employees, such as a 401(k) plan, group medical and dental insurance, and short and long-term disability benefits. Additionally, the Silvestro Agreement contains provisions providing for twelve months of severance if he is terminated without cause. Such severance will be paid out on normal payroll dates for the twelve months following termination. The Silvestro Agreement further provides that in the event that there is an excise tax imposed with respect to any payment described above or pursuant to any other plan, arrangement or agreement as a result of or in connection with a change of control or termination, Mr. Silvestro will be paid an additional tax gross-up payment to offset the effect of the excise tax. The Silvestro Agreement also includes standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

The Company and Mr. Silvestro entered into an amended and restated employment letter agreement in April 2024 to, among other things, remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Silvestro under the Silvestro Agreement, see “—Post-2023 Compensation Actions—Steven Silvestro’s Employment Agreement.”

Executive Severance Plan

On March 8, 2023, the Compensation Committee adopted the OptimizeRx Corporation Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company. Each of the Company’s named executive officers, other than Mr. Febbo, was designated a participant in the Severance Plan.

The Severance Plan provides that if either Mr. Stelmakh or Mr. Silvestro is terminated without Cause or resigns for Good Reason, such officer will be paid (i) an amount equal to 1.0 times his base salary, paid in installments over 12 months, (ii) an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such officer and his spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) collectively referred to as “Severance Benefits”). In addition, if either Mr. Stelmakh or Mr. Silvestro is terminated without Cause or resigns for Good Reason three months prior to or 24 months following a Change in Control, in addition to the Severance Benefits, such officer will be paid a lump sum payment equal to 2.0 times his then current base salary. The Severance Plan also provides that if either Mr. Stelmakh or Mr. Silvestro is terminated due to death or Disability, such officer (or the officer’s estate) will be paid an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum. Terms not otherwise defined herein have the meanings assigned to them in the Severance Plan.

Unless otherwise stated in a participant’s individual employment agreement, if any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so than no portion of the payments is subject to the excise tax, or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The Severance Plan provides that in no event will any participant receive the severance benefits provided for in the Severance Plan in addition to severance benefits provided for under any other severance arrangement. Rather, if a participant is covered by any other severance arrangement, such participant will receive as severance the greater of (x) the payments and benefits set forth in the Severance Plan and (y) the payments and benefits set forth in, and subject to the terms, conditions and restrictions of, the other severance arrangement.

In April 2024, the Company amended the Executive Severance Plan, see “—Post-2023 Compensation Actions—Amended Executive Severance Plan.”

401(k) Retirement Plan

The OptimizeRx Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”) is available to all eligible employees, including our named executive officers. We offer the 401(k) Plan to enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account.

There are two types of contributions to the 401(k) Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) the Company discretionary matching contribution to each eligible employee. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2% of pay contributed by the employee up to the Internal Revenue Code limits. After completing two years of service, 20% of the matching contributions to the 401(k) Plan vest and, for each year thereafter, an additional 20% of the matching contributions vest until 100% of the matching contributions are vested after completing six years of service. There are no vesting requirements for employee voluntary contributions.

Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant.

Clawback Policy

Policy in Effect through November 10, 2023.    The Board adopted a clawback policy in 2021 which was in effect through November 10, 2023. This clawback policy allowed the Company to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event the Board determined that such executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws.

Under such policy, the Company could recoup annual incentives and long-term incentives received by such executive officer during the completed fiscal year immediately preceding the date on which the Company was required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded, or vested or would have been at a lower amount had it been based on the restated financial results.

The Board had the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.

Policy Effective as of October 2, 2023.    On November 10, 2023, the Board adopted, effective as of October 2, 2023, a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

The clawback policy adopted on November 10, 2023 replaces the Company’s prior clawback policy.

Say-on-Pay

The Compensation Committee and the Board appreciate and value the views of our stockholders. Following the result of our say-on-pay vote at our 2023 annual meeting, we spoke with our stockholders to hear their concerns with respect to our executive compensation program, and to address them. As a result, we made the following changes to our executive compensation practices: (i) eliminated all 280G tax gross-up benefits from Mr. Febbo’s and Mr. Silvestro’s employment agreements, and (ii) eliminated the single trigger change in control benefits under Mr. Febbo’s employment agreement. Consequently, we are no longer obligated to provide any executive officers with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company and none of our executives has a single trigger change in control provision in his or her employment agreements.

The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.

Post-2023 Compensation Actions

William Febbo’s Employment Agreement.    On April 12, 2024, the Company entered into an amended and restated employment letter agreement with William J. Febbo (the “Febbo Employment Agreement”) which updates and supersedes in its entirety the Febbo Agreement to, among other things, eliminate the single trigger cash severance which was payable to Mr. Febbo in connection with a change in control, remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Febbo under the Febbo Agreement, and provide for an equity grant to Mr. Febbo of 60,000 restricted stock units which vest over three years. In connection with the Febbo Employment Agreement, the Compensation Committee amended the OptimizeRx Corporation Executive Severance Plan to make Mr. Febbo a participant of such plan (as described below). As a result, all of Mr. Febbo’s prior rights to severance and change in control benefits under the Febbo Agreement were removed from the Febbo Employment Agreement. Mr. Febbo’s amended severance and/or change in control benefits are now set forth in full in the Amended Severance Plan (as defined below).

Stephen Silvestro’s Employment Agreement.    On April 12, 2024, the Company entered into an amended and restated employment letter agreement with Stephen Silvestro (the “Silvestro Employment Agreement”) which updates and supersedes in its entirety Silvestro Agreement to, among other things, remove the Company’s 280G tax gross-up payment obligation afforded to Mr. Silvestro under the Silvestro Agreement.

Amended Executive Severance Plan.    On April 12, 2024, the Compensation Committee amended the OptimizeRx Corporation Executive Severance Plan (the “Amended Severance Plan”) to include Mr. Febbo as a participant in the Amended Severance Plan, to remove former and add new executive management team members, and to increase the Severance Benefits (as defined below) payable to Mr. Silvestro.

The Amended Severance Plan provides that if Mr. Febbo or Mr. Silvestro is terminated without cause or resigns for Good Reason, he will be paid (i) an amount equal to 1.5 times his base salary, paid in installments over 18 months, (ii) an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such executive and his spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) collectively referred to as “Severance Benefits”).

The Amended Severance Plan also provides Change in Control termination and death benefits to executive management team members. Mr. Silvestro’s benefits under such provisions were not changed in connection with the Amended Severance Plan. The Amended Severance Plan provides that if Mr. Febbo is terminated without cause or resigns for Good Reason three months prior to or 24 months following a Change in Control, in addition to the Severance Benefits, Mr. Febbo will be paid a lump sum payment equal to 5.0 times his then current base salary. The Severance Plan also provides that if Mr. Febbo is terminated due to death or disability, he (or his estate) will be paid an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum. Terms not otherwise defined herein have the meanings assigned to them in the Amended Severance Plan.

Edward Stelmakh’s Bonus Target.    In February 2024, the Compensation Committee approved an increase to Mr. Stelmakh’s bonus target for 2024 from 50% of base salary to 55% of base salary.

2024 Comparator Peer Group

The Compensation Committee, with the recommendation of Pearl Meyer, approved a revised peer group of comparable public companies to use when determining competitive pay information for 2024. In selecting peer companies, we generally use a balanced approach that focuses on companies of similar size (revenue, market capitalization and/or valuation) and in the same or adjacent sectors (health care technology/software). We determined to adjust the peer group to reflect the decrease in our market cap. The updated peer group’s median valuation is 1/3 of that of the prior peer group from 2021 utilized by the Compensation Committee ($225 million vs $606 million). The Compensation Committee believes that this group, when taken in aggregate, represents a reasonable market reference when determining the competitiveness of our pay programs for 2024.

American Well Corporation	Domo, Inc.	Phreesia, Inc.
Arteris, Inc.	Health Catalyst, Inc.	Simulations Plus, Inc.
Augmedix, Inc.	HealthStream, Inc.	Smith Micro Software, Inc.
CareCloud, Inc.	iCAD, Inc.	SoundThinking, Inc.
Computer Programs and Systems, Inc.	Intellicheck, Inc.	Viant Technology Inc.
CoreCard Corporation	Kaltura, Inc.

Summary Compensation Table for Fiscal 2023

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
William J. Febbo	2023	450,000	56,250	963,189(4)	963,189(4)	337,500	19,400	2,789,528
Chief Executive Officer	2022	450,000	225,000	—	—	0	19,400	694,400
Edward Stelmakh	2023	425,000	26,563	200,000	102,988	159,375	15,800	929,726
Chief Financial Officer & Chief Operations Officer	2022	425,000	106,250	750,000	750,000	0	15,800	2,047,050
Stephen L. Silvestro	2023	384,583	29,063	250,000	128,736	174,375	3,600	970,357
President, Former Chief Commercial Officer(7)	2022	330,000	105,000	550,017	550,020	0	3,600	1,558,6371

____________

(1)     Represents discretionary cash bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers.

(2)     Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. Stock awards granted in 2023 consisted of time-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our common stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The stock awards granted in 2023 are subject to vesting conditions described under “– Equity Awards.”

(3)     Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculated the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Note 2 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The option awards granted in 2023 are subject to vesting conditions described under “– Equity Awards.”

(4)     On April 18, 2023, the Compensation Committee approved a grant to Mr. Febbo of 86,685 RSUs and 161,698 stock options with an aggregate grant date fair value of $2.5 million to vest over a three year period. Concurrently, the CEO forfeited the Febbo 2021 Grant of 182,398 market-based restricted stock units. The forfeiture and accompanying grant were considered an equity modification according to ASC 718, See Note 11 “– Equity Award Modification” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(5)     Represents annual performance-based bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers. All annual performance-based bonus awards issued in fiscal 2023 to our named executive officers were issued pursuant to our Cash Bonus Plan. The Compensation Committee decided to pay 50% of the annual performance-based bonus in equity. See “– Annual Cash Compensation” and “– Equity Awards.”

(6)     The “All Other Compensation” column for the fiscal year ended December 31, 2023 includes the following compensation items.

Named Executive Officer	Contribution to 401(k) Plan ($)	Technology Reimbursement	Total ($)
William J. Febbo	12,200	7,200	19,400
Edward Stelmakh	12,200	3,600	15,800
Stephen L. Silvestro(1)	—	3,600	3,600

(7)     Mr. Silvestro served as Chief Commercial Officer prior to becoming President effective October 24, 2023.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements.    For a description of the employment agreements for each of Messrs. Febbo, Stelmakh and Silvestro, please see “—Employment Agreements in Effect During 2023.”

2021 Equity Incentive Plan.    The purpose of the 2021 Equity Incentive Plan, referred to as the “2021 Equity Plan,” is to provide directors, officers, employees and consultants of the Company or an affiliate of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company. The 2021 Equity Plan is administered by the Compensation Committee. Subject to adjustment as provided in the 2021 Equity Plan, 2,500,000 shares of our common stock may be issued pursuant to the 2021 Equity Plan upon exercise of awards. If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the 2021 Equity Plan.

Awards will be evidenced by award agreements in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2021 Equity Plan. All awards under the 2021 Equity Plan will be subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each of our named executive officer’s information regarding unexercised options and unvested stock awards outstanding at December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
William J. Febbo	01/07/2021	—	—	—	—	9,628	137,777
	04/18/2023	—	—	—	—	86,685	1,240,462
	04/18/2023	—	161,698	14.42	04/17/2028	—	—
Edward Stelmakh	10/11/2021	16,794	8,397	81.09	10/11/2026	—	—
	10/11/2021	—	—	—	—	8,222	117,657
	10/03/2022	32,545	65,092	15.04	10/02/2027	—	—
	10/03/2022	—	—	—	—	33,245	475,736
	12/19/2023	—	15,711	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	15,711	224,824
Stephen L. Silvestro	05/02/2019	—	—	—	—	90,000	1,287,900
	01/07/2021	25,674	12,837	37.50	01/07/2026	—	—
	03/01/2022	3,908	7,818	43.24	03/01/2027	—	—
	03/01/2022	—	—	—	—	3,855	55,165
	10/03/2022	13,018	26,037	15.04	10/02/2027	—
	10/03/2022	—	—	—	—	13,298	190,294
	12/19/2023	—	19,639	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	19,639	281,034

____________

(1)     All options set forth in this column vest in three equal annual installments beginning on the first anniversary of the date of grant.

(2)     All restricted stock units in this column, other than the 05/02/2019 restricted stock unit award to Mr. Silvestro, vest in three equal annual installments beginning on the first anniversary of the date of grant. The 05/02/2019 restricted stock unit award to Mr. Silvestro cliff vests on the fifth anniversary of the date of grant.

(3)     Calculated by multiplying the closing price per share of the Company’s common stock on December 29, 2023, $14.31, by the number of shares.

Pay versus Performance

The following table shows (i) the total compensation for our principal executive officer (PEO), and on an average basis, our other named executive officers (NEOs) as set forth in the summary compensation tables set forth in the Company’s proxy statements for 2023, 2022 and 2021(“SCT”); (ii) the “compensation actually paid” to our PEO and, on an average basis, our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our total shareholder return, and (iv) our net income. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year. No dividends were paid or accrued on stock awards for the years presented.

Year	SCT Total Compensation for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Average SCT Total Compensation for Other NEOs(2)(3) ($)	Average Compensation Actually Paid to Other NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Net Income (Loss)(5) ($)
2023	2,789,528	2,298,481	950,042	322,486	45.92	(17,565,866)
2022	694,400	(7,300,454)	1,802,844	(1,536,360)	53.92	(11,438,440)
2021	14,619,576	10,775,969	2,823,520	2,270,492	199.33	378,079

____________

(1)     Mr. Febbo, our PEO, served as chief executive officer for each of the three years presented in the table.

(2)     The other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for 2023 and 2022, Stephen L. Silvestro and Edward Stelmakh; and (ii) for 2021, Marion K. Odence-Ford and Edward Stelmakh.

(3)     SEC rules require certain adjustments be made to the SCT total compensation to determine “compensation actually paid” for purposes of the Pay versus Performance Table, which are detailed for 2023 in the table below. Neither our PEO nor our other NEOs participated in a defined benefit plan; therefore, no adjustment for pension benefits is included in the table below.

Year		Reported SCT Total Compensation	[Less] Reported Grant Date Value of Equity Awards (a)	[Plus/Minus] Equity Award adjustments (b)	[Equals] Compensation Actually Paid
2023	PEO	$2,789,528	$1,926,378	$1,435,331	$2,298,481
	Other NEOs Average	$950,042	$340,862	$(286,693)	$322,486

_________

(a)     Represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the SCT for 2023.

(b)     The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation methodologies and assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Position	[Plus] Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Equity Award Adjustments
2023	PEO	$2,356,399	$(23,975)	$0	$11,072	$(908,165)	$1,435,331
	Other NEOs	$389,375	$(352,243)	$0	$(323,826)	$0	$(286,693)

(4)     TSR is determined based on the value of an initial fixed investment of $100 in the Company’s common stock at December 31, 2020.

(5)     The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Comparisons

The charts below show, for the past three years, the following: the relationship of “compensation actually paid“ to our PEO and, on average, to our other NEOs as a group and each of (a) the Company’s TSR, and (b) the Company’s net income.

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid ($M)
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
-$8
-$10
Value of $100 Investment from 12/31/2020
$250
$200
$150
$100
$50
$0
$10.78
$199.33
$2.27
($7.30)
($1.54)
$53.92
$2.30
$0.32
$45.92
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
OPRX TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$12
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
-$8
-$10
$2.00
$0.00
($2.00)
($4.00)
($6.00)
($8.00)
($10.00)
($12.00)
($14.00)
($16.00)
($18.00)
($20.00)
$10.78
$2.27
$0.38
($7.30)
($1.54)
($11)
$2.30
$0.32
($18)
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policy on Related Party Transactions

In June 2021, the Company adopted a written Related Person Transaction Policy to govern the procedures for review and consideration of all related party transactions.

The Related Person Transaction Policy applies to any transaction in which OptimizeRx is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any stockholder known to OptimizeRx to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It is the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It is our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of OptimizeRx and its stockholders. In determining whether to approve or ratify a related party transaction, the Audit Committee may consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to OptimizeRx; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director may participate in the deliberations or vote regarding a transaction in which the director, or a member of the director’s immediate family, has a direct or indirect interest.

Under our Related Person Transaction Policy, certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions

James Lang, one of our Board Members, is the Chief Executive Officer of EVERSANA, a leading provider of global commercialization services to the life science industry. OptimizeRx has entered into a Reseller Agreement with EVERSANA whereby EVERSANA may offer OptimizeRx solutions to its life sciences customers from which we generate revenue. During the years ended December 31, 2023 and December 31, 2022, respectively, we recognized $335,897 and $401,972 in revenue from OptimizeRx solutions sold by EVERSANA to its life sciences customers. Each opportunity sourced by EVERSANA was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the contracts are at market rates, were generated in the normal course of business and are no less favorable than those which could have been obtained from an unaffiliated party.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to applicable SEC rules, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

The “say on pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our stockholders at our 2021 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2027 Annual Meeting of Stockholders. The next say-on-pay vote will occur at our 2025 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO SEC RULES.

INFORMATION REGARDING SECURITY HOLDERS

Security Ownership of Management

Set forth below is certain information with respect to the beneficial ownership of our common stock as of the record date by each director, each named executive officer, and by all of our directors and executive officers as a group. As of the record date, 18,183,914 shares of our common stock were outstanding. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of common stock listed. The address of each person named in this table is c/o OptimizeRx Corp., 260 Charles Street, Suite 302, Waltham, MA 02453.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent(1)
William J. Febbo	560,152	3.0%
Edward Stelmakh	75,621	*
Stephen L. Silvestro	159,857	*
Gus D. Halas	80,926	*
James Lang	54,758	*
Patrick Spangler	32,181	*
Lynn O’Connor Vos	49,488	*
Gregory D. Wasson	34,029	*
Catherine Klema	—	—
All current directors and executive officers as a group (12 persons)	1,131,908	6.1%

____________

*        Denotes less than 1%.

(1)     The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options or vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options and restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)     Includes shares that could be acquired upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the record date, as follows: 53,899 shares for Mr. Febbo; 49,339 shares for Mr. Stelmakh; 59,346 shares for Mr. Silvestro; and 207,592 shares for all current directors and executive officers as a group.

(3)     Includes shares that could be acquired upon the vesting of restricted stock units that will vest within 60 days of the record date, as follows 90,000 for Mr. Silvestro; 10,061 shares for Mr. Halas; 10,061 shares for Mr. Lang; 10,061 shares for Mr. Spangler; 10,061 shares for Ms. Vos; 10,061 shares for Mr. Wasson; and 140,305 shares for all current directors and executive officers as a group.

Principal Security Holders

The following table sets forth information regarding persons or entities that, to the best of our knowledge, are beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership		Percentage of Class(1)
First Light Asset Management, LLC 3300 Edinborough Way, Suite 201 Edina, MN 55435	1,728,430	(2)	9.5%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,134,954	(3)	6.2%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,021,002	(4)	5.6%
Divisadero Street Capital Management, LP 3480 Main Highway, Suite 204 Miami, FL 33133	949,550	(5)	5.2%

____________

(1)     Based on 18,183,914 shares of common stock outstanding as of the record date.

(2)     The number of shares reported above is based solely on a Schedule 13G filed with the SEC on February 14, 2024 by First Light Asset Management, LLC (“First Light”) and Matthew P. Arens (“Mr. Arens”). First Light and M. Arens reported that, as of December 31, 2023, they had shared voting power with respect to 1,728,430 shares of our common stock, shared dispositive power with respect to 1,728,430 shares of our common stock, and sole voting and dispositive power with respect to 0 shares of our common stock. First Light may be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls First Light in his position as managing member and majority owner of First Light.

(3)     The number of shares reported above is based solely on a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) on behalf of BlackRock and its subsidiaries. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 1,125,783 shares of our common stock, sole dispositive power with respect to 1,134,954 shares of our common stock, and shared voting and dispositive power with respect to 0 shares of our common stock.

(4)     The number of shares reported above is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., referred to as “Vanguard.” Vanguard reported that, as of December 31, 2023, it had sole voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 987,717 shares of our common stock, shared voting power with respect to 26,388 shares of our common stock and shared dispositive power with respect to 33,285 shares of our common stock.

(5)     The number of shares reported above is based solely on a Schedule 13G filed with the SEC on December 29, 2023 by Divisadero Street Capital Management, LP, Divisadero Street Partners, L.P., Divisadero Street Partners GP, LLC, and William Zolezzi. The reporting persons reported that, as of December 22, 2023, they had sole voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 0 shares of our common stock, shared voting power with respect to 949,550 shares of our common stock and shared dispositive power with respect to 949,550 shares of our common stock

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal 2022. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2022, except for (i) a late Form 4 filed on January 31, 2023 for William Febbo to report the vesting of a restricted stock unit award on January 7, 2023; (ii) late Forms 4 filed on August 18, 2023 for each of Ellen O’Connor Vos, James P. Lang, Gregory D. Wasson, Patrick D. Spangler, and Gus D. Halas to report the vesting of restricted stock unit awards and the grant of restricted stock unit awards on June 7, 2023; and (iii) late Forms 4 filed on February 21, 2024 for each of Edward Stelmakh, Marion Odence-Ford, Stephen Silvestro, and Doug Besch to report the grant of stock options and restricted stock unit awards on December 19, 2023.

PROPOSAL NO. 3
AMENDMENT TO THE OPTIMIZERX CORPORATION 2021 EQUITY
INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON
STOCK AVAILABLE FOR AWARDS BY 1,950,000 SHARES

The OptimizeRx 2021 Equity Incentive Plan was initially approved by the Board in May 2021 and our stockholders in June 2021. The 2021 Equity Plan, as adopted, reserved an aggregate of 2,500,000 shares of Common Stock for issuance thereunder. In April 2024, our Board approved, subject to stockholder approval, an amendment to the 2021 Equity Plan to increase the number of shares authorized for issuance thereunder by 1,950,000 shares of common stock. The proposed Amendment No. 1 to the 2021 Equity Plan (the “2021 Plan Amendment”), is attached hereto as Appendix A.

A summary of the 2021 Equity Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of the proposed 2021 Plan Amendment.

Reasons for the Proposed Amendment

The Board recommends that stockholders vote “FOR” the adoption of the 2021 Plan Amendment to increase the number of authorized shares. In making such recommendation, the Board considered a number of factors, including the following:

•        Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The 2021 Plan Amendment will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

•        Our Board of Directors has determined that there are not sufficient shares of Common Stock available under the 2021 Equity Plan to support the Company’s intended compensation programs over the next several years.

•        We believe that the additional 1,950,000 shares will allow us to continue to meet our compensation goals for current and future years and will provide sufficient authorized shares available under the 2021 Equity Plan for the grant of these awards.

•        As discussed further below under “Determination of Shares Available Under the Plan,” the Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2021 Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

Stockholders are asked to approve the 2021 Plan Amendment to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the 2021 Equity Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Text of the 2021 Plan Amendment

The proposed 2021 Plan Amendment is attached hereto as Appendix A. The proposed 2021 Plan Amendment increases the 2,500,000 shares reserved for issuance of awards under the 2021 Equity Plan to 4,450,000 shares.

As of April 11, 2024, there were only 211,982 shares of Common Stock available for issuance under the 2021 Equity Plan. We do not believe that the number of awards remaining available for grant under the 2021 Equity Plan is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2021 Plan Amendment, we will have a sufficient number of shares of Common Stock to cover issuances under the 2021 Equity Plan for the next two to three fiscal years.

In the event that our stockholders do not approve this proposal, the 2021 Plan Amendment will not become effective and awards will continue to be made under the 2021 Equity Plan to the limited extent that there are available shares of our Common Stock to do so.

Summary of the 2021 Equity Plan

The following is a summary of certain material features of the 2021 Equity Plan, which remain unchanged from those in effect prior to the 2021 Plan Amendment, since the only change to the 2021 Equity Plan as proposed to be amended by the 2021 Plan Amendment is the increase in the shares available for issuance under the 2021 Equity Plan.

Purpose

The purpose of the 2021 Equity Plan is to provide directors, officers, employees and consultants of the Company or an affiliate of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company.

Administration

The Board has appointed the Compensation Committee of the Board to administer the 2021 Equity Plan. Under the 2021 Equity Plan, the Compensation Committee has the power to interpret the 2021 Equity Plan’s terms and provisions. All determinations by the Compensation Committee or any appropriately delegated officer will be final, binding and conclusive on all persons, including the Company and participants. The Compensation Committee has absolute authority to determine the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the award agreements evidencing such awards.

The Compensation Committee may delegate to one or more officers of the Company the authority to grant awards to designated classes of eligible individuals, within limits specifically prescribed by the Compensation Committee; provided that no such officer will have the authority to grant awards to himself or herself or to any person then subject to Section 16 of the Exchange Act.

Determination of Shares to be Available for Issuance

In order to determine the additional number of shares to request be added to the pool of shares available for future grant pursuant to the 2021 Equity Plan, the Compensation Committee consulted Pearl Meyer, its independent compensation consultant. Pearl Meyer examined a number of factors and performed a dilution analysis and the Company’s burn rate. The Compensation Committee and the Board considered Pearl Meyer’s analysis and advice in reaching its decision to request that the 2021 Equity Plan be amended to increase the number of shares authorized for issuance thereunder by 1,950,000 shares of common stock.

Dilution Analysis.    As of April 11, 2024, our capital structure consisted of 18,183,914 shares of common stock outstanding and no shares of preferred stock. The table below shows our potential dilution (referred to as “overhang”) levels based on our common stock outstanding, equity awards outstanding and our request for 1,950,000 additional shares to be available for awards pursuant to the 2021 Equity Plan. The 1,950,000 shares represent 10.72% of our outstanding shares as of April 11, 2024. The Board believes that the 1,950,000 shares requested represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, an important component of our compensation program.

	# Shares as of 4/11/2024	% of Common Shares Outstanding as of 4/11/2024
New Share Reserve Proposal	1,950,000	10.72%
Shares Remaining Available for Future Issuance	211,982	1.17%
Stock Options Outstanding	1,393,148	7.66%
Full-Value Awards Outstanding	711,533	3.91%
Total Awards Granted + New Share Reserve	4,266,663	23.46%
Common Shares Outstanding as of 4/11/2024	18,183,914

Burn Rate.    The following table sets forth information regarding the awards granted, the burn rate for each of the last five years and the average burn rate over the last five years. The burn rate has been calculated as the quotient of (i) the sum of (x) all stock options granted in such year; and (y) restricted stock units granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding for each such year.

BURN RATE

Element	2021	2022	2023
Stock Options Granted	424,588	862,938	426,703
Restricted Stock Units Granted	303,556	467,043	383,406
Total Awards Granted	728,144	1,329,981	810,109
Weighted average number of shares outstanding – basic	17,228,019	17,783,992	17,124,801
Annual Burn Rate	4.23%	7.48%	4.73%
Three-Year Average Burn Rate		5.48%

The Company currently expects that the 1,950,000 shares requested additional shares will be sufficient to fund the Company’s equity needs for at least the next two to three fiscal years.

Shares

The 2021 Equity Plan currently reserves an aggregate of 2,500,000 shares of our Common Stock for the issuance of awards under the 2021 Equity Plan (all of which may be granted as ISOs). The proposed 2021 Plan Amendment increases the 2,500,000 shares reserved for issuance of awards under the 2021 Equity Plan to 4,450,000 shares (all of which may be granted as ISOs). The maximum number of shares that may be issued under the 2021 Equity Plan is subject to adjustment, as described below. Shares issued under the 2021 Equity Plan may be authorized but unissued shares of Common Stock or reacquired shares of common stock, including shares purchased by the Company on the open market for purposes of the 2021 Equity Plan.

If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the 2021 Equity Plan. Shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option or SAR or to pay taxes may not be added back to the available pool of shares authorized under the 2021 Equity Plan, nor may shares purchased using option proceeds or not issued upon settlement of a SAR.

Non-Employee Director Compensation Limit

The 2021 Equity Plan provides that the value of all awards awarded under the 2021 Equity Plan and all other cash and non-cash compensation paid by the Company or any affiliate to any non-employee director in any calendar year may not exceed $750,000, with a $1,000,000 limit as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.

For purposes of the non-employee director limits, the value of any award will be valued based on the grant date fair value as determined by the Company for financial statement purposes and all other non-cash compensation will be valued at fair market value as reasonably determined by the Compensation Committee.

Vesting Restrictions

Awards granted under the 2021 Equity Plan will not vest over a period of less than one year from the date of grant. The Compensation Committee may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, in the event of a change in control or an involuntary termination on or following a change in control. Up to 5% of the shares reserved for issuance under the 2021 Equity Plan (subject to adjustment as described below) may be granted under awards that are not subject to these vesting restrictions. In addition, this minimum vesting provision will not apply to awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders.

Eligibility

Generally, all directors, officers, employees and consultants of our Company and affiliates are eligible to receive awards under the 2021 Equity Plan. As of the date hereof, it is anticipated that approximately 149 persons are eligible to receive awards under the 2021 Equity Plan.

Types of Awards

The following types of awards may be granted under the 2021 Equity Plan:

•        options (both ISOs and non-qualified options);

•        stock appreciation rights (“SARs”);

•        restricted stock;

•        restricted stock units (“RSUs”);

•        performance awards; and

•        other stock-based awards.

Options.    Options granted under the 2021 Equity Plan may be ISOs (qualifying for favorable income tax treatment under Section 422 of the Code) or non-qualified stock options. A description of the tax treatment of stock options appears below under the heading “Federal Income Tax Information.”

The Compensation Committee will determine the exercise price at which shares underlying a stock option may be purchased. The exercise price for options granted under the 2021 Equity Plan must be equal to at least 100% (or 110% in the case of certain ISOs) of the fair market value (as defined the 2021 Equity Plan) of our common stock as of the date of the grant of the option. The exercise price of a stock option may be paid pursuant to one or more of the following methods, as determined by the Compensation Committee and set forth in the award agreement: cash, check, by delivering shares of common stock owned by the participant (or attesting to ownership of such shares) or by permitting OptimizeRx to withhold shares of common stock for which the stock option is exercisable.

Stock options granted under the 2021 Equity Plan are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. In no event will a stock option be exercisable after ten years (or 5 years in the case of certain ISOs) from the date of grant. The 2021 Equity Plan also contains an automatic exercise provision which provides that immediately before its expiration, an option will be deemed automatically exercised if certain conditions set forth in the 2021 Equity Plan are satisfied, including the option being in-the money. A participant may not receive dividends or dividend equivalents with respect to stock options.

No option will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit an option to be transferred by a participant to a family member (as defined in the 2021 Equity Plan), subject to restrictions set forth in the 2021 Plan.

SARs.    SARs issued under the 2021 Equity Plan may be “Tandem SARs,” which are granted in conjunction with a stock option, or “Free-Standing SARs,” which are not granted in conjunction with a stock option. A SAR is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the product of (i) the excess of the fair market value of one share as of the exercise date over the exercise price of the applicable SAR, multiplied by (ii) the number of shares in respect of which the SAR has been exercised. The exercise price per share may not be less than the fair market value of a share of common stock on the date the SAR is granted. SARs are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. No SAR will be exercisable later than ten years after the date it is granted. A participant may not receive dividends or dividend equivalents with respect to SARs.

No free-standing SAR will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a free-standing SAR to be transferred by a participant to a family member (as defined in the 2021 Equity Plan), subject to restrictions set forth in the 2021 Equity Plan. A Tandem SAR will be transferable only with the related stock option.

Restricted Stock and RSUs.    Each award of restricted stock or RSUs will be subject to such terms and conditions consistent with the 2021 Equity Plan as determined by the Compensation Committee and as set forth in the applicable award agreement. Restricted shares granted under the 2021 Equity Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including performance goals set by the Compensation Committee, are not met. An RSU is an award denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares, or both. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse.

Participants holding restricted shares may have such rights with respect to such shares as may be determined by the Compensation Committee and set forth in the applicable award agreement, including the right to vote such shares. Participants holding RSUs do not possess any voting rights with respect to those units. The 2021 Equity Plan provides that dividends on restricted shares or RSUs will be paid only to the extent the underlying award vests.

During the restriction period set by the Compensation Committee, the participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock or RSUs awarded under the 2021 Equity Plan. The vesting provisions of each award of restricted stock or RSUs will be set forth in the applicable award agreement or other document approved by the Compensation Committee.

Performance Awards.    The 2021 Equity Plan provides for the award of performance awards either alone or in conjunction with other awards granted under the 2021 Equity Plan. The performance goals to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee

Other Stock-Based Awards.    The 2021 Plan provides that other stock-based awards may be granted either alone or in conjunction with other awards granted under the 2021 Equity Plan.

Termination of Employment

Unless otherwise provided in the applicable award agreement, if a participant’s employment is terminated, outstanding vested and unvested stock options and SARS will be subject to the following treatment:

•        unvested stock options and SARs shall expire;

•       exercisable stock options and SARs will expire immediately if the participant is terminated for cause;

•       exercisable stock options and SARS will expire on the earliest to occur of:

•        if the participant’s termination of employment occurs for reasons other than cause, disability, death or, in the case of a nonqualified stock option, retirement, the date that is three months after such termination of employment;

•        if the Participant’s termination of employment occurs by reason of disability, death or, in the case of a nonqualified stock option, retirement, the one-year anniversary of such termination of employment; and

•        the last day of the term of the stock option or SAR.

If a participant dies after his or her termination of employment but while a stock option or SAR is otherwise exercisable, the portion of the stock option or SAR that is vested and exercisable on the date of such termination of employment will expire upon the earlier to occur of the last day of the term of the stock option or SAR and the one-year anniversary of the date of death.

The effect of a termination of employment on unvested restricted stock awards and restricted stock units will be set forth in the applicable award agreement.

Change in Control

Unless provided otherwise in the applicable award agreement, in the event of a “change in control” (as defined in the 2021 Equity Plan):

•        if equivalent replacement awards are not substituted for awards granted and outstanding under the 2021 Equity Plan at the time of such change in control then any outstanding time-based award will automatically vest in full and any performance-based award will vest based on performance through the last date prior to the change in control that the performance goals can be measured.

•        if equivalent replacement awards are substituted for awards granted and outstanding under the 2021 Equity Plan at the time of such change in control, vesting of unvested awards will not accelerate. However, such replacement awards will vest and be deemed earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the level of achievement through the latest date preceding the termination of employment as to which performance can, as a practical matter, be determined) upon an involuntary termination of employment or death or disability within twenty-four (24) months after such change in control (i.e., the awards “double-trigger” vest). Any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the expiration of the stated full term of the stock option or SAR.

An award will qualify as a “replacement award” under the 2021 Equity Plan if the following conditions are met in the sole discretion of the Compensation Committee: (i) it is of the same type as the award being replaced, which we refer to as the replaced award; (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms andconditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

Adjustments to Awards Due to Changes in OptimizeRx’s Capital Structure

If there is any change in the number or kind of shares of common stock outstanding by reason of:

•        a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares,

•        a merger, reorganization or consolidation,

•        a reclassification or change in par value, or

•        any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company’s or its stockholders’ receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then

•        the maximum number and kind of shares of common stock available for issuance under the 2021 Equity Plan,

•        the maximum number and kind of shares of common stock for which any individual may receive awards in any year,

•        the kind and number of shares covered by outstanding awards,

•        the kind and number of shares issued and to be issued under the 2021 Equity Plan, and

•        the price per share or the applicable market value of such awards will be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2021 Equity Plan and such outstanding awards. Any adjustment made need not be the same for all participants. The Compensation Committee has the sole discretion and authority to determine what appropriate adjustments should be made and any adjustments determined by the Compensation Committee will be final, binding and conclusive.

Repayment

All awards under the 2021 Equity Plan will be subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Repricing of Options and SARs

In no event may any stock option or SAR granted under the 2021 Equity Plan be amended, other than in connection with adjustments due to changes in OptimizeRx’s capital structure described above, to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option or free-standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such stock option or free-standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

Amendment and Termination

The Compensation Committee may amend, alter, or discontinue the 2021 Equity Plan, but no amendment, alteration or discontinuation may be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, applicable exchange listing standards or accounting rules. In addition, no amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange.

Term of the 2021 Equity Plan

The 2021 Equity Plan will terminate on the tenth anniversary of the date on which such plan was approved by the Company’s stockholders.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2021 Equity Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

ISOs.    A participant generally will not recognize income on the grant or exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an ISO within two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in connection with the exercise of such ISO in the same manner as on the exercise of a nonqualified stock option, as described below.

Non-qualified Stock Options and SARs.    A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the aggregate exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.

Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of Code, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the vesting shares on that date over the amount paid, if any, for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

RSUs.    A participant generally is not required to recognize income on the grant of an RSU. In general, on the date the RSUs vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2021 Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.

Deductibility by the Company.    We generally are not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an ISO that is treated as a nonqualified stock option), a SAR, or restricted stock or RSU, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

New Plan Benefits

The grant of awards under the 2021 Equity Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group other than the anticipated annual director grants.

Since it is not possible to determine the exact number of awards that will be granted under the 2021 Equity Plan, the awards granted during 2023 under the 2021 Equity Plan are set forth in the following table.

Name and Position	Number of Stock Options	Number of Restricted Shares/Restricted Stock Units
William J. Febbo, Chief Executive Officer	161,698	86,685
Edward Stelmakh, Chief Financial Officer	15,711	15,711
Stephen L. Silvestro, President	19,639	19,639
Current Executive Officers as a Group	250,481	158,229
Current Non-Executive Director Group	0	50,305
Current Non-Executive Officer Employee Group	176,222	149,875

Market Price of Shares

The closing price of our common stock, as reported on Nasdaq on April 24, 2024, was $9.16.

The following details information regarding OptimizeRx’s existing equity compensation plans as of December 31, 2023:

Equity Compensation Plans Approved by the Stockholders(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
2013 Equity Compensation Plan	457,063	$33.43	N/A
2021 Equity Compensation Plan	1,841,207	$23.80	276,844

____________

(1)     This table does not include the additional shares proposed to be authorized under the 2021 Equity Plan pursuant to the 2021 Plan Amendment. The Company does not have equity compensation plans not approved by stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OPTIMIZERX CORPORATION 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS BY 1,950,000 SHARES.

PROPOSAL NO. 4
RATIFICATION OF UHY LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2023 was the firm of UHY LLP (“UHY”). The Audit Committee has appointed UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2024. A representative of UHY is expected to attend the annual meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted by stockholders in advance of the annual meeting.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of UHY to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends a vote “FOR” the
ratification of the appointment of UHY AS the Company’s
independent registered public accounting firm for FISCAL 2024.

Independent Registered Public Accountant Fee Information

Aggregate fees for professional services rendered by UHY to us as of and for the fiscal years ended December 31, 2023 and December 31, 2022 were:

Fiscal Year Ended December 31	Audit Fees(a)	Audit-Related Fees(a)	Tax Fees(a)	All Other Fees(a)
2023	$700,500	$—	—	22,500
2022	$353,000	$—	—	10,400

____________

(a)     The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees.    Audit fees were for professional services rendered for the audits of annual financial statements and review of quarterly financial statements.

Audit-Related Fees.    UHY did not provide any audit-related services during the period.

Tax Fees.    UHY did not provide any tax services during the period.

All Other Fees.    All other fees are for services related to the Healthy Offers, Inc. acquisition and review of proxy materials.

The Audit Committee has considered and determined that the services provided by UHY are compatible with UHY maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and permitted non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and audit-related services provided by our independent registered public accounting firm to us during the fiscal years ended December 31, 2023 and December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, UHY, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with UHY (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of UHY from the Company and management. UHY has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

The Audit Committee:

Patrick Spangler, Chair
Lynn O’Connor Vos
Catherine Klema
Gus D. Halas*

____________

*        Mr. Halas served as a member of the Audit Committee until his retirement from the Audit Committee effective as of January 24, 2024. Mr. Halas, as a current Board member participated in the preparation, review, discussions, and recommendation covered by the above Audit Committee Report.

STOCKHOLDER PROPOSALS

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2025 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2025 Proxy Statement	Other proposals/nominees to be presented at the 2025 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2025 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act

Stockholders may present proposals or director nominations directly at the 2025 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Section 2.13 of our bylaws**

When proposal must be received by OptimizeRx	No later than December 30, 2024	Not earlier than the close of business on February 5, 2025 and not later than the close of business on March 7, 2025
Where to send	OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453
What to include	The information required by Rule 14a-8	The information required by our bylaws (which, if applicable, includes information required by Rule 14a-19)**

____________

*        SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

**      Our bylaws are available on our website located at www.optimizerx.com under “Investors—Governance.”

OTHER MATTERS

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

HOUSEHOLDING

In accordance with notices previously sent to many stockholders who hold their shares through a broker, bank or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report on Form 10-K may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name stockholder contacts us either by calling (248) 651-6568 or by writing to OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453 Attn: Corporate Secretary.

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

APPENDIX A

AMENDMENT NO.1 TO
THE OPTIMIZERX CORPORATION
2021 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment No. 1”) to the OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”), is hereby adopted as of April 25, 2024, by the Board of Directors (the “Board”) of OptimizeRx Corporation (the “Company”). All capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings set forth in the 2021 Equity Plan.

WITNESSETH:

WHEREAS, the Company adopted the 2021 Equity Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 12(c) of the 2021 Equity Plan, the Board has the right to amend the 2021 Equity Plan;

NOW, THEREFORE, BE IT RESOLVED, that the 2021 Equity Plan is hereby amended as follows:

1.     That Section 3(a) of the 2021 Equity Plan is amended to read as follows:

(a)    Plan Maximums.    Subject to adjustment as described in Section 3(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be 4,450,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed 4,450,000. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

2.     Except as specifically set forth herein, the terms of the 2021 Equity Plan shall be and remain unchanged, and the 2021 Equity Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being Amendment No. 1 to the 2021 Equity Plan, as adopted by the Board on April 25, 2024, subject to the approval of the Company’s stockholders in accordance with the terms of the 2021 Equity Plan.

A-1

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote before the virtual meeting: 000001 Online: Go to www.investorvote.com/oprx or scan the QR code. Have your proxy card available when you access the web page. Phone: Call toll free 1-800-652-VOTE (8683) within the US, US territories and Canada Outside the US, US territories and Canada, call +1-781-575-2300. Have your proxy card available when you call. Vote online/phone until 11:59 EDT the day before the meeting. Mail: Sign, date and mail your proxy card in the envelope provided as soon as possible. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q 2024 Annual Meeting Proxy Card 1234 5678 9012 345 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: 01 - William J. Febbo 04 - Patrick Spangler For Withhold 02 - Lynn O’Connor Vos 05 - Gregory D. Wasson For Withhold 03 - James Lang 06 - Catherine Klema For Withhold 2. Advisory approval of the compensation of OptimizeRx’s named executive officers. 4. Ratification of UHY LLP as OptimizeRx’s independent registered public accounting firm for the 2024 fiscal year. For Against Abstain 3. Amendment to OptimizeRx Corporation 2021 Equity Incentive Plan to increase the aggregate number of shares of common stock available for awards by 1,950,000 shares to 4,450,000 shares. Plan to increase the aggregate number of shares of common stock available for awards by 1,950,000 shares to 4,450,000 shares. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 6 3 B V 6 1 5 0 2 0 03ZVDB

The 2024 Annual Meeting of OptimizeRx Corporation Wednesday, June 5, 2024 10:00 a.m., Eastern Daylight Time https://meetnow.global/MYZ6PN9 The 2024 Annual Meeting of Shareholders of OptimizeRx Corporation will be held in virtual format only. You may attend the annual meeting via live webcast and vote when prompted during the meeting. Please visit https:// meetnow.global/MYZ6PN9 to access the virtual meeting. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://www.edocumentview.com/OPRX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/oprx q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Proxy — OptimizeRx Corporation The 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors of OptimizeRx Corporation The stockholder(s) hereby appoint(s) Marion Odence-Ford and Edward Stelmakh, or either of them, as proxies, each with full power of substitution, and authorizes them to represent and vote, as designated on the reverse side of this form, all the shares of common stock of OptimizeRx Corporation held of record by the undersigned on April 11, 2024, at the Annual Meeting of Stockholders of OptimizeRx Corporation to be held on June 5, 2024 at 10:00 a.m. EDT or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS FORM. IF NO SUCH DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” EACH NOMINEE AND “FOR” PROPOSALS 2-4, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.